PROSPECTUS October 1, 2019 revised to February 25, 2020

T. ROWE PRICE Government Reserve Fund

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

1	SUMMARY
Government Reserve Fund 1
2	MORE ABOUT THE FUND
Organization and Management 4 More Information About the Fund’s Principal Investment Strategies and Its Principal Risks 6 Investment Policies and Practices 8 Disclosure of Fund Portfolio Information 12
3	INFORMATION ABOUT ACCOUNTS IN T. ROWE PRICE FUNDS
Pricing Shares and Transactions 14 General Policies Relating to Transactions 15 Information on Distributions and Taxes 16 Rights Reserved by the Funds 19

SUMMARY	1

Investment Objective

This money market fund is managed to provide a stable share price of $1.00. Its goals are preservation of capital, liquidity, and, consistent with these, the highest possible current income.

Principal Investment Strategies The fund is a money market fund managed in compliance with Rule 2a-7 under the Investment Company Act of 1940. The fund normally invests at least 80% of its net assets in government securities and repurchase agreements thereon.

The fund qualifies as a “government money market fund” in accordance with Rule 2a-7. “Government money market funds” are required to invest at least 99.5% of their total assets in cash, U.S. government securities, and/or repurchase agreements that are fully collateralized by government securities or cash. A government security is a security issued or guaranteed as to principal or interest by the U.S. government and its agencies or instrumentalities. A repurchase agreement is a contract under which the fund (buyer) purchases a security, usually a U.S. government or agency security, from a bank or well-established securities dealer (seller) that requires the seller to repurchase the securities from the fund at a specific price on a designated date (which is often the next business day).

U.S government securities may include U.S. Treasury securities (such as Treasury bills and notes), non-U.S. Treasury securities that are issued by government agencies (which may be supported only by the credit of the instrumentality and may or may not include the right of the issuer to borrow from the U.S. Treasury), or securities backed by the full faith and credit of the U.S. government (such as securities issued by Government National Mortgage Association and other government agencies and securities issued by certain non-governmental entities but guaranteed by the U.S. government).

Rule 2a-7 does not require government money market funds to impose liquidity fees or temporary redemption gates. The fund has no intention to voluntarily impose liquidity fees and/or redemption gates, although the fund’s Board of Directors reserves the right to impose liquidity fees and redemption gates in the future.

The securities purchased by the fund are subject to the maturity, quality, diversification, liquidity, and overall risk-limiting conditions and other requirements of Rule 2a-7. The fund is managed to provide a stable share price of $1.00 by investing in only U.S. dollar-denominated money market securities. Money market securities are generally high-quality, short-term obligations issued by companies or governmental entities. The fund’s weighted average maturity will not exceed 60 calendar days, the fund’s weighted average life will not exceed 120 calendar days, and the fund will not purchase any security with a remaining maturity longer than 397 calendar days (unless otherwise permitted by Rule 2a-7, such as certain variable and floating rate instruments). When calculating its weighted average maturity, the fund may shorten its maturity by using the interest rate resets of certain adjustable rate securities. The fund may not take into account these resets when calculating its weighted average life.

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All securities purchased by the fund present minimal credit risk in the opinion of T. Rowe Price. In selecting securities for the fund, the portfolio manager may examine relationships among yields of various types and maturities of money market securities in the context of interest rate outlooks. The fund’s yield will fluctuate with changes in short-term interest rates.

The fund may sell holdings for a variety of reasons, such as to adjust the portfolio’s average maturity or to shift assets into and out of higher-yielding or different securities.

Principal Risks As with any mutual fund, there can be no guarantee the fund will achieve its objective. You could lose money by investing in the fund. Although the fund seeks to preserve the value of your investment at $1.00 per share, it cannot guarantee it will do so. An investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. T. Rowe Price Associates, Inc., has no legal obligation to provide financial support to the fund, and you should not expect that T. Rowe Price Associates, Inc., will provide financial support to the fund at any time.

Money market funds have experienced significant pressures from shareholder redemptions, issuer credit downgrades, illiquid markets, and historically low yields on the securities they can hold. There have been a very small number of money market funds in other fund complexes that have “broken the buck,” which means that those funds’ investors did not receive $1.00 per share for their investment in those funds. The potential for realizing a loss of principal in the fund could derive from:

Credit risks An issuer of a debt instrument could suffer an adverse change in financial condition that results in a payment default (failure to make scheduled interest or principal payments), rating downgrade, or inability to meet a financial obligation. Although the fund only purchases securities that present minimal credit risk in the opinion of T. Rowe Price, the credit quality of the fund’s holdings could change rapidly during periods of market stress. The fund’s credit risk is reduced to the extent the fund invests in securities that are backed by the full faith and credit of the U.S. government.

Interest rate risks A decline in interest rates may lower the fund’s yield, or a rise in the overall level of interest rates may cause a decline in the prices of fixed income securities held by the fund. The fund’s yield will vary; it is not fixed for a specific period like the yield on a bank certificate of deposit. This is a disadvantage when interest rates are falling because the fund would have to reinvest at lower interest rates. In recent years, the U.S. and many global markets have experienced historically low interest rates. Although interest rates have begun to rise and may continue doing so, interest rates may decline in response to ongoing global trade disputes, increasing the exposure of money market funds to the risks associated with declining interest rates. A sharp and unexpected rise in interest rates could increase the likelihood that the fund’s share price will drop below a dollar.

Liquidity risks The fund may not be able to sell a holding in a timely manner at its current carrying value. The fund may experience heavy redemptions, particularly during periods of declining or illiquid markets, which could cause the fund to liquidate its assets at inopportune times or at a depressed value and affect the fund’s ability to maintain a $1.00 share price.

SUMMARY	3

Stable net asset value risks The fund may not be able to maintain a stable $1.00 share price at all times. If a money market fund fails to maintain a stable net asset value, or if there is a perceived threat that a money market fund is likely to fail to maintain a stable net asset value, money market funds in general, including the fund, could experience significant redemption activity. This could reduce the market prices of securities held by the fund and make it more difficult for the fund to maintain a stable $1.00 share price. The fund’s shareholders should not rely on or expect the fund’s investment adviser or an affiliate to purchase distressed assets from the fund, enter into capital support agreements with the fund, make capital infusions into the fund, or take other actions to help the fund maintain a stable $1.00 share price.

Repurchase agreement risks A counterparty to a repurchase agreement may become insolvent or fail to repurchase securities from the fund as required, which could increase the fund’s costs or prevent the fund from immediately accessing its collateral.

Management

Investment Adviser T. Rowe Price Associates, Inc. (T. Rowe Price or Price Associates)

Portfolio Manager*	Title	Managed Fund Since	Joined Investment Adviser
Joseph K. Lynagh	Chairman of Investment Advisory Committee	2009	1990

* Effective March 1, 2020, Douglas D. Spratley will join Joseph K. Lynagh as one of the fund’s portfolio managers and become Cochairman of the fund’s Investment Advisory Committee. Mr. Spratley joined T. Rowe Price in 2008. Effective January 1, 2021, Mr. Lynagh will step down as a portfolio manager and Cochairman of the fund’s Investment Advisory Committee and Mr. Spratley will become the sole portfolio manager and Chairman of the fund’s Investment Advisory Committee.

Purchase and Sale of Fund Shares

The fund is not available for direct purchase by members of the public. All investments in the fund must be made by T. Rowe Price or one of its affiliated investment advisers on behalf of mutual funds or other institutional client accounts for which T. Rowe Price or its affiliate has discretionary investment authority.

There is no minimum amount required for initial or subsequent purchases. Shares of the fund may be purchased, redeemed, or exchanged on any day the New York Stock Exchange is open for business.

Tax Information

The fund declares dividends daily and pays them on the first business day of each month. Dividends paid by the fund from income earned on U.S. Treasury securities are exempt from state and local taxes in most states.

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ORGANIZATION AND MANAGEMENT

How is the fund organized?

T. Rowe Price Reserve Investment Funds, Inc. (the “Corporation”) was incorporated in Maryland in 1997. Currently, the Corporation consists of four series, each representing a separate pool of assets with different investment objectives. Each series is an “open-end management investment company,” or mutual fund.

What is meant by “shares”?

As with all mutual funds, investors purchase shares when they put money in the fund. These shares are part of the fund’s authorized capital stock, but share certificates are not issued.

Each share and fractional share entitles the shareholder to:

• Receive a proportional interest in income and capital gain distributions. For funds with multiple share classes, the income dividends for each share class will generally differ from those of other share classes to the extent that the expense ratios of the classes differ.

• Cast one vote per share on certain fund matters, including the election of the fund’s directors, changes in fundamental policies, or approval of material changes to the fund’s investment management agreement. Shareholders of each class have exclusive voting rights on matters affecting only that class.

Does the fund have annual shareholder meetings?

The mutual funds that are sponsored and managed by T. Rowe Price (the “T. Rowe Price Funds”) are not required to hold regularly scheduled shareholder meetings. To avoid unnecessary costs to the funds’ shareholders, shareholder meetings are only held when certain matters, such as changes in fundamental policies or elections of directors, must be decided. In addition, shareholders representing at least 10% of all eligible votes may call a special meeting for the purpose of voting on the removal of any fund director. If a meeting is held and you cannot attend, you can vote by proxy. Before the meeting, the funds will send or make available to you proxy materials that explain the matters to be decided and include instructions on voting by mail, telephone, or the Internet.

Who runs the fund?

General Oversight

The fund is governed by a Board of Directors (the “Board”) that meets regularly to review the fund’s investments, performance, expenses, and other business affairs. The Board elects the fund’s officers. At least 75% of Board members are independent of T. Rowe Price and its affiliates (the “Firm”).

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Investment Adviser

T. Rowe Price is the fund’s investment adviser and oversees the selection of the fund’s investments and management of the fund’s portfolio pursuant to an investment management agreement between the investment adviser and the fund. T. Rowe Price is an SEC-registered investment adviser that provides investment management services to individual and institutional investors, and sponsors and serves as adviser and subadviser to registered investment companies, institutional separate accounts, and common trust funds. The address for T. Rowe Price is 100 East Pratt Street, Baltimore, Maryland 21202. As of June 30, 2019, the Firm had approximately $1.13 trillion in assets under management and provided investment management services for more than 7 million individual and institutional investor accounts.

Portfolio Management

T. Rowe Price has established an Investment Advisory Committee with respect to the fund. The committee chairmen have day-to-day responsibility for managing the fund’s portfolio and works with the committee in developing and executing the fund’s investment program. The members of the committee are as follows: Joseph K. Lynagh and Douglas D. Spratley, Cochairmen, Colin T. Bando, M. Helena Condez, Stephanie A. Gentile, Alan D. Levenson, Cheryl A. Mickel, Chen Shao, and Jeanny Silva. The following information provides the year that the chairmen (portfolio managers) first joined the Firm and the chairmen’s specific business experience during the past five years (although the chairmen may have had portfolio management responsibilities for a longer period). Mr. Lynagh has been chairman of the committee since 2009. He joined the Firm in 1990 and his investment experience dates from 1994. He has been a portfolio manager with the Firm throughout the past five years. Effective March 1, 2020, Douglas D. Spratley will join Joseph K. Lynagh as Cochairman of the fund’s Investment Advisory Committee. Mr. Spratley joined the Firm in 2008 and his investment experience dates from 1996. During the past five years, he has served as the head of U.S. Fixed Income Trading Money Markets and as a money market trader at the Firm. Effective January 1, 2021, Mr. Lynagh will step down as a portfolio manager and Cochairman of the fund’s Investment Advisory Committee and Mr. Spratley will become the sole portfolio manager and Chairman of the fund’s Investment Advisory Committee. The Statement of Additional Information provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and the portfolio managers’ ownership of the fund’s shares.

The Management Fee

The fund does not pay an investment management fee. A discussion about the factors considered by the Board and its conclusions in approving the fund’s investment management contract with T. Rowe Price appear in the fund’s annual report to shareholders for the period ended May 31.

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MORE INFORMATION ABOUT THE FUND’S PRINCIPAL INVESTMENT STRATEGIES AND ITS PRINCIPAL RISKS

For a money market fund, a security may need to be sold if its maturity or credit quality is not acceptable under Rule 2a-7.

Rule 2a-7 requires money market funds to purchase securities that have a remaining maturity of no more than 397 calendar days (unless otherwise permitted under Rule 2a-7) and that have been determined by a money market fund’s Board (or the fund’s investment adviser, if the Board delegates such power to the adviser) to present minimal credit risks to the fund. T. Rowe Price will consider certain factors when determining whether a security presents minimal credit risks to the fund, including the capacity of each security’s issuer or guarantor to meet its financial obligations. The adviser generally relies on its own credit ratings when selecting investments for the fund.

The fund’s weighted average maturity will not exceed 60 calendar days, the fund’s weighted average life will not exceed 120 calendar days, and the fund will not purchase any security with a remaining maturity longer than what is permitted under Rule 2a-7. The fund’s yield will fluctuate in response to changes in interest rates, but the fund is managed to maintain a stable share price of $1.00.

The principal risks associated with the fund’s principal investment strategies include the following:

Interest rate risks A decline in interest rates may lower the fund’s yield, or a rise in the overall level of interest rates may cause a decline in the prices of fixed income securities held by the fund. The fund’s yield will vary; it is not fixed for a specific period like the yield on a bank certificate of deposit. However, the extremely short maturity of securities held in money market portfolios—a means of achieving an overall fund objective of principal safety—reduces the likelihood of price fluctuation from changes in interest rates.

Credit risks An issuer or counterparty of an instrument held by the fund may default (fail to make scheduled interest or principal payments), potentially reducing the fund’s income and share price. Credit risk is increased when portfolio holdings are downgraded or the perceived financial condition of an issuer or counterparty deteriorates.

The fund is subject to the risk that T. Rowe Price’s credit risk determinations may be incorrect. In addition, the credit quality of a money market fund’s portfolio securities can change rapidly in certain market conditions, which could result in significant net asset value deterioration and the inability to maintain a net asset value of $1.00 per share. Shareholders may bear the risk if the fund is unable to maintain a net asset value of $1.00 per share.

Repurchase agreement risks The counterparty to a repurchase agreement may be unable to repurchase the securities from the fund as required, causing the fund to experience delays in accessing its collateral or additional costs in disposing of the collateral. If a counterparty becomes insolvent and seeks relief under the bankruptcy laws, the fund may be limited or

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delayed in its ability to exercise its rights to liquidate assets or may be required to accept collateral related to a repurchase agreement that will need to be liquidated in order to maintain compliance with the fund’s investment restrictions.

Liquidity risks The fund may not be able to meet requests to redeem shares issued by the fund without significant dilution of the remaining shareholders’ interests in the fund. In addition, the fund may not be able to sell a holding in a timely manner at a desired price. Sectors of the bond market can experience sudden downturns in trading activity. During periods of reduced market liquidity, the spread between the price at which a security can be bought and the price at which it can be sold can widen, and the fund may not be able to sell a holding readily at a price that reflects what the fund believes it should be worth. Securities with lower overall liquidity can also become more difficult to value.

Stable net asset value risks The fund may not be able to maintain a stable $1.00 share price at all times. The fund’s shareholders should not rely on or expect the fund’s investment adviser or an affiliate to purchase distressed assets from the fund, enter into capital support agreements with the fund, make capital infusions into the fund, or take other actions to help the fund maintain a stable $1.00 share price.

Efforts to reduce risks Consistent with the fund’s objective, the portfolio manager uses various tools to try to reduce risks and increase total return, including:

• Attempting to reduce the impact of a single holding on the fund’s net asset value.

• Thorough credit research performed by T. Rowe Price analysts.

• Maturity adjustments to reflect the portfolio manager’s interest rate outlook.

In addition to the principal investment strategies and principal risks previously described, the fund may employ other investment strategies and may be subject to other risks, which include the following:

Additional strategies and risks As a money market fund, the fund typically focuses its investments on high-quality, short-term securities. However, the fund may purchase any security that meets the requirements of Rule 2a-7, such as a longer-term security with features that shorten the security’s effective maturity. Such holdings are subject to the risk that they will not be considered eligible investments under Rule 2a-7, resulting in the fund selling the holding at a loss.

Cybersecurity risks The fund may be subject to operational and information security risks resulting from breaches in cybersecurity. Cybersecurity breaches may involve unauthorized access to the digital information systems (e.g., through “hacking” or malicious software coding) of the fund or its third-party service providers, but may also result from outside attacks such as denial-of-service attacks. These breaches may, among other things, result in financial losses to the fund and its shareholders, cause the fund to lose proprietary information, disrupt business operations, or result in the unauthorized release of confidential information. Further, cybersecurity breaches involving third-party service providers, trading counterparties, or issuers in which the fund invests could subject the fund to many of the same risks associated with direct breaches.

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The Statement of Additional Information contains more detailed information about the fund and its investments, operations, and expenses.

INVESTMENT POLICIES AND PRACTICES

This section provides a more detailed description of the various types of portfolio holdings and investment practices that may be used by the fund to execute its overall investment program. Some of these holdings and investment practices are considered to be principal investment strategies of the fund and have already been described earlier in this prospectus. Any of the following holdings and investment practices that were not already described in Section 1 of this prospectus are not considered part of the fund’s principal investment strategies, but they may be used by the fund to help achieve its investment objective. The fund’s investments may be subject to further restrictions and risks described in the Statement of Additional Information.

Shareholder approval is required to substantively change the fund’s investment objective. Shareholder approval is also required to change certain investment restrictions noted in the following section as “fundamental policies.” Portfolio managers also follow certain “operating policies” that can be changed without shareholder approval. Shareholders will receive at least 60 days’ prior notice of a change to the policy requiring the fund to invest at least 80% of its net assets in government securities and repurchase agreements thereon.

Certain investment restrictions, such as a required minimum or maximum investment in a particular type of security, are measured at the time the fund purchases a security. The status, market value, maturity, duration, credit quality, or other characteristics of the fund’s securities may change after they are purchased, and this may cause the amount of the fund’s assets invested in such securities to exceed the stated maximum restriction or fall below the stated minimum restriction. For some of these changes, it would not be considered a violation of the investment restriction and will not require the sale of an investment if it was proper at the time the investment was made (this exception does not apply to the fund’s borrowing or liquidity policy). However, certain changes will require holdings to be sold or purchased by the fund during the time it is above or below the stated percentage restriction in order for the fund to be in compliance with applicable restrictions. Except as may be required by Rule 2a-7 under the Investment Company Act of 1940, a later change in circumstances will not require the sale of an investment if it was proper at the time it was made.

Changes in the fund’s holdings, the fund’s performance, and the contribution of various investments to the fund’s performance are discussed in the shareholder reports.

Portfolio managers have considerable discretion in choosing investment strategies and selecting securities they believe will help achieve the fund’s objective.

Types of Portfolio Securities

In seeking to meet its investment objective, the fund may invest in any type of security or instrument whose investment characteristics are consistent with its investment program. The

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following pages describe various types of the fund’s holdings and investment management practices, some of which are also described as part of the fund’s principal investment strategies.

Operating policy Except as permitted by Rule 2a-7, the fund will not purchase any security (other than U.S. government securities or repurchase agreements collateralized by cash or U.S. government securities) if it would cause the fund to have more than 5% of its total assets in the securities of any single issuer, including affiliates of the issuer (other than for certain temporary, limited purposes). In addition, the fund will not purchase any security subject to a guarantee (or a demand feature) if it would cause the fund to have more than 10% of its total assets in securities subject to a guarantee (or a demand feature) provided by any one guarantor.

Operating policy The fund may not invest in, or purchase shares of, any registered open-end investment companies or registered unit investment trusts.

Money Market Securities

Money market securities are short-term obligations issued by companies or governmental entities. Money market securities may be interest-bearing or discounted to reflect the rate of interest paid. In the case of interest-bearing securities, the issuer has a contractual obligation to pay coupon interest at a stated rate on specific dates and to repay the face value on a specified date. In the case of a discount security, no coupon interest is paid, but the security’s price is discounted so that the interest is accrued until the security matures at face value. In either case, an issuer may have the right to redeem or “call” the security before maturity, and the investor may have to reinvest the proceeds at lower market rates.

Except for adjustable rate instruments, a money market security’s interest rate, as reflected in the coupon rate or discount, is usually fixed for the life of the security. Its current yield (coupon or discount as a percent of current price) will fluctuate to reflect changes in interest rate levels. A money market security’s price usually rises when interest rates fall, and vice versa.

Money market securities may be unsecured (backed by the issuer’s general creditworthiness only) or secured (also backed by specified collateral).

Certain money market securities have interest rates that are adjusted periodically. These interest rate adjustments tend to minimize fluctuations in the securities’ principal values. When calculating its weighted average maturity, the fund may use the interest rate resets to shorten the maturity of these securities in accordance with Rule 2a-7. The fund may not use these interest rate resets to shorten the maturity of these securities when calculating its weighted average life.

Under normal conditions, the fund invests at least 80% of its net assets in government securities and repurchase agreements that are collateralized by government securities. The fund qualifies as a “government money market fund” pursuant to Rule 2a-7. “Government money market funds” are required to invest at least 99.5% of their total assets in cash, U.S. government securities, and/or repurchase agreements that are fully collateralized by government securities or cash. Government securities include any security issued or guaranteed as to principal or

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interest by the United States and its agencies or instrumentalities. The fund may invest a de minimis amount (i.e., up to 0.5% of its net assets) in non-government money market securities.

The main types of money market securities in which the fund can invest include:

Agency Notes Debt obligations of agencies sponsored by the U.S. government that are not backed by its full faith and credit. Agency notes are supported only by the credit of the instrumentality, which may or may not include the right of the issuer to borrow from the U.S. Treasury.

U.S. Treasury Securities The fund may purchase securities issued by the U.S. Treasury, which are debt obligations of the U.S. government. Such securities are backed by the full faith and credit of the U.S. government. U.S. Treasury securities may include Treasury inflation protected securities, which unlike conventional Treasury securities, are structured to provide some protection against rising inflation. U.S. Treasury securities may also include floating rate U.S. Treasury notes and Treasury STRIPS, which are zero-coupon securities created by separating the principal and interest payments on U.S. Treasury securities. The fund may also purchase Treasury bills, which are sold at a discount and mature at par, while notes and bonds are issued as coupon-bearing instruments that pay interest every six months and mature at par. Bills mature in six months or less. All are backed by the full faith and credit of the U.S. government.

Other Securities Backed by the Full Faith and Credit of the U.S. Government The fund may purchase securities of U.S. government agencies and instrumentalities that are backed by the full faith and credit of the U.S. government, such as securities of the Government National Mortgage Association, the Federal Housing Administration, the General Services Administration, the Maritime Administration, and the Small Business Administration. These may also include securities issued by nongovernmental entities as long as they are guaranteed by a government agency or instrumentality, and any other securities that are backed by the full faith and credit of the U.S. government as they become available.

The fund may also invest in other government securities that are not backed by the full faith and credit of the U.S. government, including securities issued by government agencies.

Repurchase Agreements Repurchase agreements are contracts, usually involving U.S. government securities, that require one party to repurchase securities at a fixed price on a designated date. The fund will only enter into repurchase agreements that are fully collateralized and involve securities of the type (excluding any maturity limitations) in which it could otherwise invest, to the extent permitted by Rule 2a-7 under the Investment Company Act of 1940. In addition, the fund will only enter into repurchase agreements with counterparties that are approved by T. Rowe Price.

Asset-Backed Securities

An underlying pool of assets, such as credit card or automobile trade receivables or corporate loans or bonds, backs these bonds and provides the interest and principal payments to investors. On occasion, the pool of assets may also include a swap obligation, which is used to

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change the cash flows on the underlying assets. As an example, a swap may be used to allow floating rate assets to back a fixed rate obligation. Credit quality depends primarily on the quality of the underlying assets, the level of any credit support provided by the structure or by a third-party insurance wrap or a line of credit, and the credit quality of the swap counterparty, if any. The underlying assets (i.e., loans) are sometimes subject to prepayments, which can shorten the security’s effective maturity and may lower its return. The value of these securities also may change because of actual or perceived changes in the creditworthiness of the individual borrowers, the originator, the servicing agent, the financial institution providing the credit support, or the swap counterparty. There is no limit on the fund’s investments in asset-backed securities.

Illiquid Securities and Maintaining Liquid Investments

Some of the fund’s holdings may be considered illiquid because they cannot be sold in the ordinary course of business within seven days at approximately the prices at which they are valued. The sale of illiquid securities may involve substantial delays and additional costs, and the fund may only be able to sell such securities at prices substantially lower than what it believes they are worth.

Operating policy The fund may not acquire an illiquid security if, immediately after the acquisition, the fund would have invested more than 5% of its total assets in illiquid securities.

The fund must generally hold a significant percentage of its assets in securities that are liquid; that is, securities that may be readily sold in the market or will mature within a short period of time.

Operating policy The fund may not acquire any security, other than a “daily liquid asset” (which includes cash, direct obligations of the U.S. government, and certain other securities or amounts receivable that may be sold, are due unconditionally, or mature within one business day), unless the fund holds at least 10% of its total assets in daily liquid assets. The fund may not acquire any security, other than a “weekly liquid asset” (which includes cash, direct obligations of the U.S. government, certain government agency securities, and certain other securities or amounts receivable that may be sold, are due unconditionally, or mature within five business days), unless the fund holds at least 30% of its total assets in weekly liquid assets.

Types of Investment Management Practices

Borrowing Money and Transferring Assets

The fund may borrow from banks, other persons, and other T. Rowe Price Funds for temporary or emergency purposes, to facilitate redemption requests, or for other purposes consistent with the fund’s policies as set forth in this prospectus and the Statement of Additional Information. Such borrowings may be collateralized with the fund’s assets, subject to certain restrictions.

Fundamental policy Borrowings may not exceed 33 1/3% of the fund’s total assets. This limitation includes any borrowings for temporary or emergency purposes, applies at the time of the transaction, and continues to the extent required by the Investment Company Act of 1940.

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Operating policy The fund will not transfer portfolio securities as collateral except as necessary in connection with permissible borrowings or investments, and then such transfers may not exceed 33 1/3% of its total assets. The fund will not purchase additional securities when its borrowings exceed 5% of its total assets.

Meeting Redemption Requests

We expect that the fund will hold cash or cash equivalents to meet redemption requests. The fund may also use the proceeds from the sale of portfolio securities to meet redemption requests if consistent with the management of the fund. These redemption methods will be used regularly and may also be used in deteriorating or stressed market conditions. The fund reserves the right to pay redemption proceeds with securities from the fund’s portfolio rather than in cash (redemptions in-kind), as described under “Large Redemptions.” Redemptions in-kind are typically used to meet redemption requests that represent a large percentage of the fund’s net assets in order to minimize the effect of large redemptions on the fund and its remaining shareholders. In general, any redemptions in-kind will represent a pro-rata distribution of the fund’s securities, subject to certain limited exceptions. Redemptions in-kind may be used regularly in circumstances as described above and may also be used in stressed market conditions.

During periods of deteriorating or stressed market conditions, when an increased portion of the fund’s portfolio may be composed of holdings with reduced liquidity or lengthy settlement periods, or during extraordinary or emergency circumstances, the fund may be more likely to pay redemption proceeds with cash obtained through interfund lending or short-term borrowing arrangements (if available), or by redeeming a large redemption request in-kind.

Reserve Position

For temporary, defensive purposes, there is no limit on the fund’s holdings in cash.

DISCLOSURE OF FUND PORTFOLIO INFORMATION

Each fund’s full portfolio holdings as of its fiscal year-end is disclosed in its annual shareholder report and its full portfolio holdings as of its fiscal mid-point are disclosed in its semiannual shareholder report. The annual and semiannual shareholder reports are filed with the SEC and sent to the funds’ shareholders within 60 days of the period covered. The shareholder reports are publicly available immediately upon filing with the SEC. Beginning with the reporting periods on or after March 1, 2019, the T. Rowe Price Funds also disclose their full portfolio holdings as of their first and third fiscal quarter-ends on Form N-PORT, along with other fund information. Form N-PORT is filed with the SEC monthly, and the fund’s full portfolio holdings as of its first and third fiscal quarter-ends (as of the third month of the fund’s fiscal quarter for reporting periods on or after September 30, 2019) are made publicly available 60 days after the end of each quarter. Prior to March 1, 2019, the T. Rowe Price Funds disclosed their full portfolio holdings for their first and third fiscal quarter-ends on Form N-Q, which was filed with the SEC within 60 days of the period covered and publicly available

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immediately upon filing with the SEC. Neither Form N-PORT nor Form N-Q are sent to the funds’ shareholders. Under certain conditions, the shareholder reports, Form N-PORT, and Form N-Q may include up to 5% of a fund’s holdings under the caption “Miscellaneous Securities” without identifying the specific security or issuer. Generally, a holding would not be individually identified if it is determined that its disclosure could be harmful to the fund or its shareholders. A holding will not be excluded for these purposes from a fund’s SEC filings for more than one year. The money market funds also file detailed month-end portfolio holdings information on Form N-MFP with the SEC each month. Form N-MFP, as well as the shareholder reports and Form N-Q, are publicly available immediately upon filing with the SEC. The funds’ portfolio holdings are not currently made available on any T. Rowe Price website. A description of T. Rowe Price’s policies and procedures with respect to the disclosure of portfolio information is available in the Statement of Additional Information.

INFORMATION ABOUT ACCOUNTS IN T. ROWE PRICE FUNDS	3

This section of the prospectus describes the policies that apply to the T. Rowe Price Treasury Reserve Fund and the T. Rowe Price Government Reserve Fund (together, the “T. Rowe Price Reserve Funds”), which are money market funds that are not available for direct purchase by members of the public. Policies for other T. Rowe Price Funds are described in their respective prospectuses, and all available funds and share classes are described more fully in the Statement of Additional Information.

PRICING SHARES AND TRANSACTIONS

How and When Shares Are Priced

As government money market funds, each of the T. Rowe Price Reserve Funds seeks to maintain a stable net asset value of $1.00. To value its securities, each fund uses the amortized cost method to account for any premiums or discounts above or below the face value of the fund’s holdings and round the per share net asset value to the nearest whole cent. Amortized cost method of valuation allows the fund to maintain a $1.00 net asset value, but it may also result in periods during which the stated value of a security held by a fund differs from the market-based price the fund would receive if it sold that holding.

Each fund’s current market-based net asset value per share (as of the end of the preceding business day) for each business day in the preceding six months is available at troweprice.com. This market-based net asset value data is for informational purposes only.

If an event occurs that affects the value of a security after the close of the market, such as a default of a commercial paper issuer or a significant move in short-term interest rates, each fund, in its discretion and consistent with applicable regulatory guidance, may determine to make an adjustment depending on the nature and significance of the event.

The funds use various pricing services to provide closing market prices, as well as information used for adjusting those prices.

Net asset values are not calculated for the funds on days when the New York Stock Exchange (“NYSE”) is scheduled to be closed for trading (for example, weekends and certain U.S. national holidays). If the NYSE is unexpectedly closed due to weather or other extenuating circumstances on a day it would typically be open for business, or if the NYSE has an unscheduled early closing on a day it has opened for business, the funds reserve the right to treat such day as a business day and accept purchase and redemption orders and calculate their share price as of the normally scheduled close of regular trading on the NYSE for that day.

How the Trade Date Is Determined

If a request is received by T. Rowe Price in correct form by the close of the NYSE, which is normally 4 p.m. ET, the transaction will be priced at that business day’s net asset value. If the

INFORMATION ABOUT ACCOUNTS IN T. ROWE PRICE FUNDS	15

request is received by T. Rowe Price after the close of the NYSE, your transaction will be priced at the next business day’s net asset value.

Note: The time at which transactions and shares are priced and the time until which orders are accepted by the funds or a financial intermediary may be changed in case of an emergency or if the NYSE closes at a time other than 4 p.m. ET. The funds reserve the right to not treat an unscheduled intraday disruption or closure in NYSE trading as a closure of the NYSE and still accept transactions and calculate its net asset value as of 4 p.m. ET. Should this occur, your order must still be placed and received in correct form by T. Rowe Price (or by the financial intermediary in accordance with its agreement with T. Rowe Price) prior to the time the NYSE closes to be priced at that business day’s net asset value.

Receiving Redemption Proceeds

If your request is received in correct form by T. Rowe Price on a business day prior to the close of the NYSE, proceeds are typically sent by bank wire on either that same day or the next business day.

GENERAL POLICIES RELATING TO TRANSACTIONS

The following policies and requirements apply generally to accounts in the T. Rowe Price Reserve Funds.

The funds generally do not accept orders that request a particular day or price for a transaction or any other special conditions. However, the funds reserve the right to accept orders that are unaccompanied by payment. Payment for these shares must be received by the time designated by the funds.

U.S. Dollars All purchases must be paid for in U.S. dollars.

Nonpayment The fund and its agents have the right to reject or cancel any purchase, exchange, or redemption due to nonpayment.

Large Redemptions

Large redemptions can adversely affect a portfolio manager’s ability to implement a fund’s investment strategy by causing the premature sale of securities that would otherwise be held longer. Therefore, each fund reserves the right (without prior notice) to pay all or part of redemption proceeds with securities from the fund’s portfolio rather than in cash (redemption in-kind). If this occurs, the securities will be selected by the fund in its absolute discretion, and the redeeming shareholder or account will be responsible for disposing of the securities and bearing any associated costs and risks (for example, market risks until the securities are disposed of).

T. ROWE PRICE	16

Delays in Sending Redemption Proceeds

The funds typically expect that they will take one to two days following the receipt of a redemption request that is in correct form to send redemption proceeds. Under certain circumstances and when deemed to be in a fund’s best interest, proceeds may not be sent for up to seven calendar days after receipt of a valid redemption order. Under certain limited circumstances, the Board of the T. Rowe Price Reserve Funds may elect to suspend redemptions in order to facilitate an orderly liquidation of the fund.

Fund Operations and Shareholder Services

T. Rowe Price and The Bank of New York Mellon, subject to the oversight of T. Rowe Price, each provide certain accounting services to the T. Rowe Price Funds. T. Rowe Price Services, Inc., acts as the transfer and dividend disbursing agent and provides shareholder and administrative services to the funds. These companies receive compensation from the funds for their services.

INFORMATION ON DISTRIBUTIONS AND TAXES

Each fund intends to qualify to be treated each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. In order to qualify, a fund must satisfy certain income, diversification, and distribution requirements. A regulated investment company is not subject to U.S. federal income tax at the portfolio level on income and gains from investments that are distributed to shareholders. However, if a fund were to fail to qualify as a regulated investment company and was ineligible to or otherwise did not cure such failure, the result would be fund-level taxation and, consequently, a reduction in income available for distribution to the fund’s shareholders.

To the extent possible, all net investment income and realized capital gains are distributed to shareholders.

Dividends and Other Distributions

Dividend and capital gain distributions are reinvested in additional fund shares unless another option is selected.

Dividends for the funds are declared daily and accrued dividends for the month are typically paid on the first business day of the next month. Purchases sent by wire where T. Rowe Price receives the wire, or is able to verify that the wire was initiated, prior to 3 p.m. ET or the close of the NYSE, whichever is earlier, begin to earn dividends that day. Other shares normally begin to earn dividends on the business day after payment is received by T. Rowe Price.

Shares of the T. Rowe Price Reserve Funds will earn dividends through the date of redemption. Shares redeemed on a Friday or prior to a holiday (other than wire redemptions received by T. Rowe Price prior to 3 p.m. ET or the close of the NYSE, whichever is earlier) will continue to earn dividends until the next business day. When you redeem only a portion of your shares, all

INFORMATION ABOUT ACCOUNTS IN T. ROWE PRICE FUNDS	17

dividends accrued on those shares will be reinvested, or paid in cash, on the next dividend payment date. The funds do not pay dividends in fractional cents. Any dividend amount earned for a particular day that is one-half of one cent or greater (for example, $0.016) will be rounded up to the next whole cent ($0.02), and any amount that is less than one-half of one cent (for example, $0.014) will be rounded down to the nearest whole cent ($0.01). Please note that, if the dividend payable on the shares you own is less than one-half of one cent for a particular day, no dividend will be earned for that day.

Capital Gain Payments

A capital gain or loss is the difference between the purchase and sale price of a security. If a fund has net capital gains for the year (after subtracting any capital losses), they are usually declared and paid in December to shareholders of record on a specified date that month. If a second distribution is necessary, it is generally paid the following year. A fund may have to make additional capital gain distributions, if necessary, to comply with the applicable tax law.

Tax Information

In most cases, you will be provided information for your tax filing needs no later than mid-February.

If you invest in the fund through a tax-deferred account, such as an IRA or employer sponsored retirement plan, you will not be subject to tax on dividends and distributions from the fund or the sale of fund shares if those amounts remain in the tax-deferred account. You may receive a Form 1099-R or other Internal Revenue Service forms, as applicable, if any portion of the account is distributed to you.

If you invest in the fund through a taxable account, you generally will be subject to tax when:

• You sell fund shares, including an exchange from one fund to another.

• The fund makes dividend or capital gain distributions.

Taxes on Fund Redemptions

When you sell shares in any fund, you may realize a gain or loss. An exchange from one fund to another in a taxable account is also a sale for tax purposes.

All or a portion of the loss realized from a sale or exchange of your fund shares may be disallowed under the “wash sale” rule if you purchase substantially identical shares within a 61-day period beginning 30 days before and ending 30 days after the date on which the shares are sold or exchanged. Shares of the same fund you acquire through dividend reinvestment are shares purchased for the purpose of the wash sale rule and may trigger a disallowance of the loss for shares sold or exchanged within the 61-day period of the dividend reinvestment. Any loss disallowed under the wash sale rule is added to the cost basis of the purchased shares.

Taxes on Fund Distributions

The tax status of any income dividends, dividends exempt from federal income taxes, and capital gain distributions will be made available generally no later than mid-February. Taxable distributions are generally taxable to you in the year in which they are paid. A dividend declared in October, November, or December and paid in the following January is generally

T. ROWE PRICE	18

treated as taxable to you as if you received the distribution in December. Your bond or money market fund dividends for each calendar year will include dividends accrued up to the first business day of the next calendar year. Ordinary dividends and capital gain dividends may also be subject to state and local taxes.

Taxable distributions are subject to tax whether reinvested in additional shares or received in cash.

The tax treatment of a capital gain distribution is determined by how long the fund held the portfolio securities, not how long you held the shares in the fund. Short-term (one year or less) capital gain distributions are taxable at the same rate as ordinary income, and gains on securities held more than one year are taxed at the lower rates applicable to long-term capital gains. If you realized a loss on the sale or exchange of fund shares that you held six months or less, your short-term capital loss must be reclassified as a long-term capital loss to the extent of any long-term capital gain distributions received during the period you held the shares. It is anticipated that substantially all of the distributions by the fund will consist primarily of dividends and not capital gain distributions.

A fund’s distributions that have exceeded the fund’s earnings and profits for the relevant tax year may be treated as a return of capital to its shareholders. A return of capital distribution is generally nontaxable but reduces the shareholder’s cost basis in the fund, and any return of capital in excess of the cost basis will result in a capital gain.

The tax status of certain distributions may be recharacterized at year-end. Distributions made by a fund may later be recharacterized for federal income tax purposes—for example, from taxable ordinary income dividends to returns of capital.

If the fund qualifies and elects to pass through nonrefundable foreign income taxes paid to foreign governments during the year, your portion of such taxes will be reported to you as taxable income. However, you may be able to claim an offsetting credit or deduction on your tax return for those amounts. There can be no assurance that a fund will meet the requirements to pass through foreign income taxes paid.

Tax Consequences of Hedging

Entering into certain transactions involving options, futures, swaps, and forward currency exchange contracts may result in the application of the mark-to-market and straddle provisions of the Internal Revenue Code. These provisions could result in a fund being required to distribute gains on such transactions even though it did not close the contracts during the year or receive cash to pay such distributions. The fund may not be able to reduce its distributions for losses on such transactions to the extent of unrealized gains in offsetting positions.

Tax Effect of Buying Shares Before an Income Dividend or Capital Gain Distribution

If you buy shares shortly before or on the “record date”—the date that establishes you as the person to receive the upcoming distribution—you may receive a portion of the money you just invested in the form of a taxable distribution. Therefore, you may wish to find out a fund’s

INFORMATION ABOUT ACCOUNTS IN T. ROWE PRICE FUNDS	19

record date before investing. In addition, a fund’s share price may, at any time, reflect undistributed capital gains or income and unrealized appreciation, which may result in future taxable distributions. Such distributions can occur even in a year when the fund has a negative return.

RIGHTS RESERVED BY THE FUNDS

T. Rowe Price Funds and their agents, in their sole discretion, reserve the following rights: (1) to waive or lower investment minimums; (2) to accept initial purchases by telephone; (3) to refuse any purchase or exchange order; (4) to cancel or rescind any purchase or exchange order placed through an intermediary no later than the business day after the order is received by the intermediary (including, but not limited to, orders deemed to result in excessive trading, market timing, or 5% ownership); (5) to cease offering fund shares at any time to all or certain groups of investors; (6) to freeze any account and suspend account services when notice has been received of a dispute regarding the ownership of the account, or a legal claim against an account, upon initial notification to T. Rowe Price of a shareholder’s death until T. Rowe Price receives required documentation in correct form, or if there is reason to believe a fraudulent transaction may occur; (7) to otherwise modify the conditions of purchase and modify or terminate any services at any time; (8) to waive any wire, small account, maintenance, or fiduciary fees charged to a group of shareholders; (9) to act on instructions reasonably believed to be genuine; (10) to involuntarily redeem an account at the net asset value calculated the day the account is redeemed, in cases of threatening conduct, suspected fraudulent or illegal activity, or if the fund or its agent is unable, through its procedures, to verify the identity of the person(s) or entity opening an account; and (11) for money market funds, to suspend redemptions to facilitate an orderly liquidation of the fund.

In an effort to protect T. Rowe Price Funds from the possible adverse effects of a substantial redemption in a large account, as a matter of general policy, no shareholder or group of shareholders controlled by the same person or group of persons will knowingly be permitted to purchase in excess of 5% of the outstanding shares of a fund, except upon approval of the fund’s management.

The fund’s Statement of Additional Information, which contains a more detailed description of the fund’s operations, investment restrictions, policies and practices, has been filed with the SEC. The Statement of Additional Information is incorporated by reference into this prospectus, which means that it is legally part of this prospectus even if you do not request a copy. Further information about the fund’s investments, including a review of market conditions and the manager’s recent investment strategies and their impact on performance during the past fiscal year, is available in the annual and semiannual shareholder reports. Because the fund is not publicly available for purchase, these documents are not made available through troweprice.com.

Fund reports and other fund information are available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov. Copies of this information may be obtained, after paying a duplicating fee, by electronic request at publicinfo@sec.gov.

1940 Act File No. 811-08279	F25-040 2/25/20

PROSPECTUS October 1, 2019 revised to February 25, 2020

T. ROWE PRICE Short-Term Fund

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

1	SUMMARY
Short-Term Fund 1
2	MORE ABOUT THE FUND
Organization and Management 4 More Information About the Fund’s Principal Investment Strategies and Its Principal Risks 6 Investment Policies and Practices 8 Disclosure of Fund Portfolio Information 12
3	INFORMATION ABOUT ACCOUNTS IN T. ROWE PRICE FUNDS
Pricing of Shares and Transactions 14 General Policies Relating to Transactions 15 Information on Distributions and Taxes 16 Rights Reserved by the Funds 19

SUMMARY	1

Investment Objective

The fund seeks high current income consistent with minimal fluctuations in principal value and liquidity.

Principal Investment Strategies The fund is not a money market fund and does not seek to maintain a stable net asset value. Unlike a money market fund, the securities purchased by the fund are not subject to the maturity, quality, diversification, and other requirements of Rule 2a-7. The fund may purchase short-term U.S. dollar-denominated securities that, at the time of purchase, are rated in one of the top two short-term issue credit ratings categories (i.e., rated A-2 or above, or an equivalent rating) by at least one of the major credit rating agencies, or, if unrated, deemed to be of similar quality by T. Rowe Price. In addition, the fund may invest up to 5% of its net assets in securities that are rated in the third highest short-term issue credit ratings category (i.e., rated A-3, or an equivalent rating), or, if unrated, deemed to be of similar quality by T. Rowe Price. If a security is downgraded below A-3 (or an equivalent rating) after purchase, the fund will generally dispose of such security, in an orderly fashion, as soon as practicable, which could include selling a downgraded security or exercising any applicable demand features. However, if the adviser determines that disposal of the security would not be in the best interests of the fund, the fund may continue to hold downgraded securities.

The fund’s weighted average maturity will not exceed 90 days. When calculating its weighted average maturity, the fund may shorten its average maturity by using the interest rate resets of certain adjustable rate securities.

Because the fund is not a money market fund, investors in the fund are not eligible for special money market fund tax treatment or tax accounting methods.

The fund seeks to invest in a diversified portfolio of short-term securities issued by corporations and governmental entities, including securities issued by the U.S. Treasury and U.S. government agencies and repurchase agreements thereon. The fund may also invest in municipal securities issued by state and local governments as well as securities issued by foreign companies and financial institutions, which include U.S. dollar-denominated securities traded outside of the U.S. and U.S. dollar-denominated securities of foreign issuers traded in the U.S.

In selecting securities for the fund, the portfolio manager may examine relationships among yields of various types and maturities of short-term securities in the context of interest rate outlooks. The fund’s yield will fluctuate with changes in short-term interest rates.

The fund may sell holdings for a variety of reasons, such as to adjust the portfolio’s average maturity or to shift assets into and out of higher-yielding sectors.

Principal Risks As with any mutual fund, there is no guarantee that the fund will achieve its objective. Although the fund is managed in an effort to minimize fluctuations in share price, it is possible to lose money by investing in the fund. An investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

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The fund is not a money market fund that seeks to maintain a stable share price. The fund’s primary risk is interest rate risk. The principal risks of investing in this fund are summarized as follows:

Interest rate risks A decline in interest rates may lower the fund’s yield, or a rise in the overall level of interest rates may cause a decline in the prices of fixed income securities held by the fund. The fund’s yield will vary; it is not fixed for a specific period like the yield on a bank certificate of deposit. This is a disadvantage when interest rates are falling because the fund would have to reinvest at lower interest rates. In recent years, the U.S. and many global markets have experienced historically low interest rates. Although interest rates have begun to rise and may continue doing so, interest rates may decline in response to ongoing global trade disputes, increasing the exposure of money market funds to the risks associated with declining interest rates. A sharp and unexpected rise in interest rates could increase the likelihood that the fund’s share price will fall.

Credit risks An issuer of a debt instrument could suffer an adverse change in financial condition that results in a payment default (failure to make scheduled interest or principal payments), rating downgrade, or inability to meet a financial obligation.

Repurchase agreement risks A counterparty to a repurchase agreement may become insolvent or fail to repurchase securities from the fund as required, which could increase the fund’s costs or prevent the fund from immediately accessing its collateral.

Municipal securities risks The fund’s investments in municipal securities may be adversely affected by changes in the financial condition of certain municipal securities issuers and the global, national, and/or local economies, as well as by events such as unfavorable legislative or political developments that impact the overall municipal securities markets or certain sectors of the municipal market. Recent tax reform, including lowering the individual or corporate tax rates, has reduced the attractiveness and overall demand for municipal bonds. The secondary market for certain municipal securities tends to be less developed and have lower overall liquidity than many other securities markets.

Foreign investing risks The fund’s investments in foreign holdings may be adversely affected by local, political, social, and economic conditions overseas, greater volatility, reduced liquidity, or differences in settlement and regulatory standards.

Liquidity risks The fund may not be able to meet redemption requests without significantly diluting the remaining shareholders’ interests in the fund. In addition, the fund may not be able to sell a holding in a timely manner at a desired price. Reduced liquidity in the bond markets can result from a number of events, such as limited trading activity, reductions in bond inventory, and rapid or unexpected changes in interest rates. Markets with lower overall liquidity could lead to greater price volatility and limit the fund’s ability to sell a holding at a suitable price.

SUMMARY	3

Management

Investment Adviser T. Rowe Price Associates, Inc. (T. Rowe Price or Price Associates)

Portfolio Manager*	Title	Managed Fund Since	Joined Investment Adviser
Joseph K. Lynagh	Chairman of Investment Advisory Committee	2013	1990

* Effective March 1, 2020, Douglas D. Spratley will join Joseph K. Lynagh as one of the fund’s portfolio managers and become Cochairman of the fund’s Investment Advisory Committee. Mr. Spratley joined T. Rowe Price in 2008. Effective January 1, 2021, Mr. Lynagh will step down as a portfolio manager and Cochairman of the fund’s Investment Advisory Committee and Mr. Spratley will become the sole portfolio manager and Chairman of the fund’s Investment Advisory Committee.

Purchase and Sale of Fund Shares

The fund is not available for direct purchase by the public. Investments in the fund are made by T. Rowe Price in order to invest securities lending cash collateral on behalf of mutual funds or collective investment trusts sponsored by T. Rowe Price and its affiliates. The fund may also be used for investments of the cash reserves of mutual funds, collective investment trusts, or other institutional client accounts for which T. Rowe Price or one of its affiliates has discretionary investment authority.

Tax Information

The fund declares dividends daily and pays them on the first business day of each month. Dividends paid by the fund from income earned on U.S. Treasury securities are exempt from state and local taxes in most states.

MORE ABOUT THE FUND	2

ORGANIZATION AND MANAGEMENT

How is the fund organized?

T. Rowe Price Reserve Investment Funds, Inc. (the “Corporation”) was incorporated in Maryland in 1997. Currently, the Corporation consists of four series, each representing a separate pool of assets with different investment objectives. Each series is an “open-end management investment company,” or mutual fund.

What is meant by “shares”?

As with all mutual funds, investors purchase shares when they put money in the fund. These shares are part of the fund’s authorized capital stock, but share certificates are not issued.

Each share and fractional share entitles the shareholder to:

• Receive a proportional interest in income and capital gain distributions. For funds with multiple share classes, the income dividends for each share class will generally differ from those of other share classes to the extent that the expense ratios of the classes differ.

• Cast one vote per share on certain fund matters, including the election of the fund’s directors, changes in fundamental policies, or approval of material changes to the fund’s investment management agreement. Shareholders of each class have exclusive voting rights on matters affecting only that class.

Does the fund have annual shareholder meetings?

The mutual funds that are sponsored and managed by T. Rowe Price (the “T. Rowe Price Funds”) are not required to hold regularly scheduled shareholder meetings. To avoid unnecessary costs to the funds’ shareholders, shareholder meetings are only held when certain matters, such as changes in fundamental policies or elections of directors, must be decided. In addition, shareholders representing at least 10% of all eligible votes may call a special meeting for the purpose of voting on the removal of any fund director. If a meeting is held and you cannot attend, you can vote by proxy. Before the meeting, the funds will send or make available to you proxy materials that explain the matters to be decided and include instructions on voting by mail, telephone, or the Internet.

Who runs the fund?

General Oversight

The fund is governed by a Board of Directors (the “Board”) that meets regularly to review the fund’s investments, performance, expenses, and other business affairs. The Board elects the fund’s officers. At least 75% of Board members are independent of T. Rowe Price and its affiliates (the “Firm”).

MORE ABOUT THE FUND	5

Investment Adviser

T. Rowe Price is the fund’s investment adviser and oversees the selection of the fund’s investments and management of the fund’s portfolio pursuant to an investment management agreement between the investment adviser and the fund. T. Rowe Price is an SEC-registered investment adviser that provides investment management services to individual and institutional investors, and sponsors and serves as adviser and subadviser to registered investment companies, institutional separate accounts, and common trust funds. The address for T. Rowe Price is 100 East Pratt Street, Baltimore, Maryland 21202. As of June 30, 2019, the Firm had approximately $1.13 trillion in assets under management and provided investment management services for more than 7 million individual and institutional investor accounts.

Portfolio Management

T. Rowe Price has established an Investment Advisory Committee with respect to the fund. The committee chairmen have day-to-day responsibility for managing the fund’s portfolio and works with the committee in developing and executing the fund’s investment program. The members of the committee are as follows: Joseph K. Lynagh and Douglas D. Spratley, Cochairmen, Colin T. Bando, M. Helena Condez, Stephanie A. Gentile, Alan D. Levenson, Cheryl A. Mickel, Chen Shao, and Jeanny Silva. The following information provides the year that the chairmen (portfolio managers) first joined the Firm and the chairmen’s specific business experience during the past five years (although the chairmen may have had portfolio management responsibilities for a longer period). Mr. Lynagh has been chairman of the committee since 2013. He joined the Firm in 1990 and his investment experience dates from 1994. He has served as a portfolio manager with the Firm throughout the past five years. Effective March 1, 2020, Douglas D. Spratley will join Joseph K. Lynagh as Cochairman of the fund’s Investment Advisory Committee. Mr. Spratley joined the Firm in 2008 and his investment experience dates from 1996. During the past five years, he has served as the head of U.S. Fixed Income Trading Money Markets and as a money market trader at the Firm. Effective January 1, 2021, Mr. Lynagh will step down as a portfolio manager and Cochairman of the fund’s Investment Advisory Committee and Mr. Spratley will become the sole portfolio manager and Chairman of the fund’s Investment Advisory Committee. The Statement of Additional Information provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and the portfolio managers’ ownership of the fund’s shares.

The Management Fee

The fund does not pay an investment management fee. A discussion about the factors considered by the Board and its conclusions in approving the fund’s investment management contract with T. Rowe Price appear in the fund’s annual report to shareholders for the period ended May 31.

T. ROWE PRICE	6

MORE INFORMATION ABOUT THE FUND’S PRINCIPAL INVESTMENT STRATEGIES AND ITS PRINCIPAL RISKS

The fund is not a money market fund and does not seek to maintain a stable net asset value. Unlike a money market fund, the securities purchased by the fund are not subject to the maturity, quality, diversification, and other requirements of Rule 2a-7.

The fund’s income level is expected to generally be above that of a money market fund, but less than that of short- and intermediate-term bond funds. However, its share price should fluctuate less than that of short- and intermediate-term bond funds.

Credit quality refers to a bond issuer’s expected ability to make all required interest and principal payments on time. Because highly-rated issuers represent less risk, they can borrow at lower interest rates than less-creditworthy issuers. Therefore, a fund investing in high-quality securities (i.e., rated in one of the top three highest short-term credit ratings categories) should have a lower yield than an otherwise comparable fund investing in lower-quality securities.

Although the fund seeks to minimize fluctuations in its share price, there is no assurance that the fund will avoid principal losses if interest rates rise sharply in an unusually short period. It is possible to lose money by investing in the fund. In addition, the fund’s yield will vary; it is not fixed for a specific period like the yield on a bank certificate of deposit. This is a disadvantage when interest rates are falling, as the fund would have to reinvest at lower interest rates.

As with any mutual fund, there is no guarantee the fund will achieve its objective. The income level of the fund will change with market conditions and interest rate levels.

The principal risks associated with the fund’s principal investment strategies include the following:

Interest rate risks A decline in interest rates may lower the fund’s yield, or a rise in the overall level of interest rates may cause a decline in the prices of fixed income securities held by the fund. However, the short maturities of securities held by the fund reduces the likelihood of significant share price fluctuation.

Credit risks An issuer or counterparty of an instrument held by the fund may default (fail to make scheduled interest or principal payments), potentially reducing the fund’s income and share price. Credit risk is increased when portfolio holdings are downgraded or the perceived financial condition of an issuer deteriorates. The fund’s exposure to credit risk is relatively low because it invests only in securities that present minimal credit risks in the opinion of T. Rowe Price. The fund is subject to the risk that T. Rowe Price’s credit risk determinations may be incorrect. In addition, the credit quality of the fund’s portfolio securities could still change rapidly in certain market conditions, which could result in significant net asset value deterioration and the inability to minimize share price fluctuations.

Repurchase agreement risks The counterparty to a repurchase agreement may be unable to repurchase the securities from the fund as required, causing the fund to experience delays in

MORE ABOUT THE FUND	7

accessing its collateral or additional costs in disposing of the collateral. If a counterparty becomes insolvent and seeks relief under the bankruptcy laws, the fund may be limited or delayed in its ability to exercise its rights to liquidate assets or may be required to accept collateral related to a repurchase agreement that will need to be liquidated in order to maintain compliance with the fund’s investment restrictions. Repurchase agreements with foreign counterparties could be significantly delayed.

Liquidity risks The fund may not be able to meet requests to redeem shares issued by the fund without significant dilution of the remaining shareholders’ interests in the fund. In addition, the fund may not be able to sell a holding in a timely manner at a desired price. Sectors of the bond market can experience sudden downturns in trading activity. During periods of reduced market liquidity, the spread between the price at which a security can be bought and the price at which it can be sold can widen, and the fund may not be able to sell a holding readily at a price that reflects what the fund believes it should be worth. Securities with lower overall liquidity can also become more difficult to value. Liquidity risk may be the result of, among other things, the reduced number and capacity of broker-dealers to make a market in fixed income securities or the lack of an active trading market. The potential for liquidity risk may be magnified by a rising interest rate environment or other circumstances where selling activity from fixed income investors may be higher than normal, potentially causing increased supply in the market.

Foreign investing risks To the extent the fund holds securities of foreign issuers, it will be subject to special risks. These risks include potentially adverse local, political, social, and economic conditions overseas, greater volatility, lower liquidity, and the possibility that settlement practices and regulatory and accounting standards will differ from those of U.S. issuers.

In addition to the principal investment strategies and principal risks previously described, the fund may employ other investment strategies and may be subject to other risks, which include the following:

Cybersecurity risks The fund may be subject to operational and information security risks resulting from breaches in cybersecurity. Cybersecurity breaches may involve unauthorized access to the digital information systems (e.g., through “hacking” or malicious software coding) of the fund or its third-party service providers, but may also result from outside attacks such as denial-of-service attacks. These breaches may, among other things, result in financial losses to the fund and its shareholders, cause the fund to lose proprietary information, disrupt business operations, or result in the unauthorized release of confidential information. Further, cybersecurity breaches involving third-party service providers, trading counterparties, or issuers in which the fund invests could subject the fund to many of the same risks associated with direct breaches.

The Statement of Additional Information contains more detailed information about the fund and its investments, operations, and expenses.

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INVESTMENT POLICIES AND PRACTICES

This section provides a more detailed description of the various types of portfolio holdings and investment practices that may be used by the fund to execute its overall investment program. Some of these holdings and investment practices are considered to be principal investment strategies of the fund and have already been described earlier in this prospectus. Any of the following holdings and investment practices that were not already described in Section 1 of this prospectus are not considered part of the fund’s principal investment strategies, but they may be used by the fund to help achieve its investment objective. The fund’s investments may be subject to further restrictions and risks described in the Statement of Additional Information.

Shareholder approval is required to substantively change the fund’s investment objective. Shareholder approval is also required to change certain investment restrictions noted in the following section as “fundamental policies.” Portfolio managers also follow certain “operating policies” that can be changed without shareholder approval.

Certain investment restrictions, such as a required minimum or maximum investment in a particular type of security, are measured at the time the fund purchases a security. The status, market value, maturity, duration, credit quality, or other characteristics of the fund’s securities may change after they are purchased, and this may cause the amount of the fund’s assets invested in such securities to exceed the stated maximum restriction or fall below the stated minimum restriction. For some of these changes, it would not be considered a violation of the investment restriction and will not require the sale of an investment if it was proper at the time the investment was made (this exception does not apply to the fund’s borrowing policy or liquidity policy). However, certain changes will require holdings to be sold or purchased by the fund during the time it is above or below the stated percentage restriction in order for the fund to be in compliance with applicable restrictions.

Changes in the fund’s holdings, the fund’s performance, and the contribution of various investments to the fund’s performance are discussed in the shareholder reports.

Portfolio managers have considerable discretion in choosing investment strategies and selecting securities they believe will help achieve the fund’s objective.

Types of Portfolio Securities

In seeking to meet its investment objective, the fund may invest in any type of security or instrument whose investment characteristics are consistent with its investment program. The following pages describe various types of the fund’s holdings and investment management practices, some of which are also described as part of the fund’s principal investment strategies.

Fundamental policy The fund will not purchase a security if, as a result, with respect to 75% of its total assets, more than 5% of the fund’s total assets would be invested in securities of a single issuer or more than 10% of the outstanding voting securities of the issuer would be held by the fund. These limitations do not apply to the fund’s purchases of securities issued or guaranteed by the U.S. government, its agencies, or instrumentalities.

MORE ABOUT THE FUND	9

Operating policy The fund may not invest in, or purchase shares of, any registered open-end investment companies or registered unit investment trusts.

Operating policy The fund will normally not hold more that 5% of its total assets in the securities of a single issuer (other than U.S. government securities or repurchase agreements collateralized by cash or U.S. government securities).

U.S. Treasury Securities

The fund may purchase securities issued by the U.S. Treasury, which are debt obligations of the U.S. government. Such securities are backed by the full faith and credit of the U.S. government. U.S. Treasury securities may include Treasury inflation protected securities, which unlike conventional Treasury securities, are structured to provide some protection against rising inflation. U.S. Treasury securities may also include floating rate U.S. Treasury notes and Treasury STRIPS, which are zero-coupon securities created by separating the principal and interest payments on U.S. Treasury securities.

The fund may also purchase Treasury bills, which are sold at a discount and mature at par, while notes and bonds are issued as coupon-bearing instruments that pay interest every six months and mature at par. Bills mature in six months or less. All are backed by the full faith and credit of the U.S. government.

Other Securities Backed by the Full Faith and Credit of the U.S. Government

The fund may purchase securities of U.S. government agencies and instrumentalities that are backed by the full faith and credit of the U.S. government, such as securities of the Government National Mortgage Association, the Federal Housing Administration, the General Services Administration, the Maritime Administration, and the Small Business Administration. These may also include securities issued by nongovernmental entities as long as they are guaranteed by a government agency or instrumentality, and any other securities that are backed by the full faith and credit of the U.S. government as they become available.

Repurchase Agreements

Repurchase agreements are contracts, usually involving U.S. government securities, that require one party to repurchase securities at a fixed price on a designated date. The fund receives U.S. government securities or agency securities as collateral for the repurchase obligations. In addition, the fund will only enter into repurchase agreements with counterparties that are approved by T. Rowe Price.

The main types of other securities in which the fund may invest include:

Agency Notes The fund may invest in agency notes, which are debt obligations of agencies sponsored by the U.S. government that are not backed by the full faith and credit of the U.S. government. They are supported only by the credit of the instrumentality, which may or may not include the right of the issuer to borrow from the U.S. Treasury.

Banker’s Acceptances Bank-issued commitments to pay for merchandise sold in the import/export market.

T. ROWE PRICE	10

Commercial Paper Unsecured promissory notes that corporations typically issue to finance current operations and other expenditures.

Certificates of Deposit and Time Deposits Receipts for funds deposited at banks that guarantee a fixed interest rate over a specified time period and other time deposits that may be issued as certificates of indebtedness, notes, or bonds.

Variable Rate Demand Notes Securities issued with interest rates that reset periodically (typically every 7 days) and give the holder the right to demand purchase of the underlying bond by the issuer.

Bank Notes Unsecured obligations of a bank that rank on an equal basis with other kinds of deposits but do not carry Federal Deposit Insurance Corporation insurance.

Funding Agreements Short-term, privately placed, nontransferable obligations of insurance companies that often include an adjustable coupon tied to market rates and the right to sell the agreement back to the issuer prior to maturity.

Municipal Securities A municipal bond is an interest-bearing security issued by a state or local government entity. There are two broad categories of municipal bonds. General obligation bonds are backed by the issuer’s “full faith and credit,” that is, its full taxing and revenue raising power. Revenue bonds usually rely exclusively on a specific revenue source, such as charges for water and sewer service, to generate money for debt service. The issuer of a municipal security has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond’s face value) on a specified date or dates. An issuer may have the right to redeem or “call” a bond before maturity, which could require reinvestment of the proceeds at lower rates.

Asset-Backed Securities

An underlying pool of assets, such as credit card or automobile trade receivables or corporate loans or bonds, backs these bonds and provides the interest and principal payments to investors. On occasion, the pool of assets may also include a swap obligation, which is used to change the cash flows on the underlying assets. As an example, a swap may be used to allow floating rate assets to back a fixed rate obligation. Credit quality depends primarily on the quality of the underlying assets, the level of any credit support provided by the structure or by a third-party insurance wrap or a line of credit, and the credit quality of the swap counterparty, if any. The underlying assets (i.e., loans) are sometimes subject to prepayments, which can shorten the security’s effective maturity and may lower its return. The value of these securities also may change because of actual or perceived changes in the creditworthiness of the individual borrowers, the originator, the servicing agent, the financial institution providing the credit support, or the swap counterparty. There is no limit on fund’s investments in these securities.

Foreign Securities

Investments may be made in certain foreign money market securities: U.S. dollar-denominated money market securities of foreign issuers, foreign branches of U.S. banks, and U.S. branches

MORE ABOUT THE FUND	11

of foreign banks. Such investments increase a portfolio’s diversification and may enhance returns, but they also involve some special risks, such as exposure to potentially adverse local, political, social, and economic developments; nationalization and exchange controls; potentially lower liquidity and higher volatility; and possible problems arising from accounting, disclosure, settlement, and regulatory practices that differ from U.S. standards.

Foreign securities increase the fund’s diversification and may enhance returns, but they involve special risks.

Operating policy The fund may invest without limit in U.S. dollar-denominated foreign securities.

Illiquid Investments

The fund must generally hold a significant percentage of its assets in securities that are liquid; that is, securities that may be readily sold in the market or will mature within a short period of time. Some fund holdings may be considered illiquid because they are subject to legal or contractual restrictions on resale or because the fund cannot reasonably expect the investment to be sold or disposed of in current market conditions within seven days without the sale or disposition significantly changing the market value of the investment. The determination of liquidity involves a variety of factors. The sale of illiquid investments may involve substantial delays and additional costs, and the fund may only be able to sell such investments at prices substantially lower than what it believes they are worth.

Operating policy The fund may not acquire an illiquid investment if, immediately after the acquisition, the fund would have invested more than 15% of its net assets in illiquid investments.

Types of Investment Management Practices

Borrowing Money and Transferring Assets

The fund may borrow from banks, other persons, and other T. Rowe Price Funds for temporary or emergency purposes, to facilitate redemption requests, or for other purposes consistent with the fund’s policies as set forth in this prospectus and the Statement of Additional Information. Such borrowings may be collateralized with the fund’s assets, subject to certain restrictions.

Fundamental policy Borrowings may not exceed 33 1/3% of the fund’s total assets. This limitation includes any borrowings for temporary or emergency purposes, applies at the time of the transaction, and continues to the extent required by the Investment Company Act of 1940.

Operating policy The fund will not transfer portfolio securities as collateral except as necessary in connection with permissible borrowings or investments, and then such transfers may not exceed 33 1/3% of its total assets. The fund will not purchase additional securities when its borrowings exceed 5% of its total assets.

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Meeting Redemption Requests

We expect that the fund will hold cash or cash equivalents to meet redemption requests. The fund may also use the proceeds from the sale of portfolio securities to meet redemption requests if consistent with the management of the fund. These redemption methods will be used regularly and may also be used in deteriorating or stressed market conditions. The fund reserves the right to pay redemption proceeds with securities from the fund’s portfolio rather than in cash (redemptions in-kind), as described under “Large Redemptions.” Redemptions in-kind are typically used to meet redemption requests that represent a large percentage of the fund’s net assets in order to minimize the effect of large redemptions on the fund and its remaining shareholders. In general, any redemptions in-kind will represent a pro-rata distribution of the fund’s securities, subject to certain limited exceptions. Redemptions in-kind may be used regularly in circumstances as described above and may also be used in stressed market conditions.

The fund, along with other T. Rowe Price Funds, is a party to an interfund lending exemptive order received from the SEC that permits the T. Rowe Price Funds to borrow money from and/or lend money to other T. Rowe Price Funds to help the funds meet short-term redemptions and liquidity needs.

During periods of deteriorating or stressed market conditions, when an increased portion of the fund’s portfolio may be composed of holdings with reduced liquidity or lengthy settlement periods, or during extraordinary or emergency circumstances, the fund may be more likely to pay redemption proceeds with cash obtained through interfund lending or short-term borrowing arrangements (if available), or by redeeming a large redemption request in-kind.

DISCLOSURE OF FUND PORTFOLIO INFORMATION

Each fund’s full portfolio holdings as of its fiscal year-end is disclosed in its annual shareholder report and its full portfolio holdings as of its fiscal mid-point are disclosed in its semiannual shareholder report. The annual and semiannual shareholder reports are filed with the SEC and sent to the funds’ shareholders within 60 days of the period covered. The shareholder reports are publicly available immediately upon filing with the SEC. Beginning with the reporting periods on or after March 1, 2019, the T. Rowe Price Funds also disclose their full portfolio holdings as of their first and third fiscal quarter-ends on Form N-PORT, along with other fund information. Form N-PORT is filed with the SEC monthly, and the fund’s full portfolio holdings as of its first and third fiscal quarter-ends (as of the third month of the fund’s fiscal quarter for reporting periods on or after September 30, 2019) are made publicly available 60 days after the end of each quarter. Prior to March 1, 2019, the T. Rowe Price Funds disclosed their full portfolio holdings for their first and third fiscal quarter-ends on Form N-Q, which was filed with the SEC within 60 days of the period covered and publicly available immediately upon filing with the SEC. Neither Form N-PORT nor Form N-Q are sent to the funds’ shareholders. Under certain conditions, the shareholder reports, Form N-PORT, and

MORE ABOUT THE FUND	13

Form N-Q may include up to 5% of a fund’s holdings under the caption “Miscellaneous Securities” without identifying the specific security or issuer. Generally, a holding would not be individually identified if it is determined that its disclosure could be harmful to the fund or its shareholders. A holding will not be excluded for these purposes from a fund’s SEC filings for more than one year. The funds’ portfolio holdings are not currently made available on any T. Rowe Price website. A description of T. Rowe Price’s policies and procedures with respect to the disclosure of portfolio information is available in the Statement of Additional Information.

INFORMATION ABOUT ACCOUNTS IN T. ROWE PRICE FUNDS	3

This section of the prospectus describes the policies that apply to the T. Rowe Price Short-Term Government Fund and the T. Rowe Price Short-Term Fund, which are funds that are not available for direct purchase by members of the public. (As of the date of this prospectus, the T. Rowe Price Short-Term Government Fund has not yet begun operations.) Policies for other T. Rowe Price Funds are described in their respective prospectuses, and all available funds and share classes are described more fully in the Statement of Additional Information.

PRICING OF SHARES AND TRANSACTIONS

How and When Shares Are Priced

The trade date for a transaction request depends on the day and time that T. Rowe Price receives the request and will normally be executed using the next share price calculated after the order is received in correct form by T. Rowe Price or its agent. The share price, also called the “net asset value,” for the fund is calculated as of the close of the New York Stock Exchange (“NYSE”), which is normally 4 p.m. ET, on each day that the NYSE is open for business. However, the net asset value may be calculated as of an earlier time if trading on the NYSE is restricted, if the NYSE closes earlier, or as may be permitted by the SEC. To calculate the net asset value, the fund’s assets are valued and totaled; liabilities are subtracted; and the balance, called net assets, is divided by the number of shares outstanding. Market values are used to price portfolio holdings for which market quotations are readily available. Market values generally reflect the prices at which securities actually trade or represent prices that have been adjusted based on evaluations and information provided by the fund’s pricing services. If a market value for a security is not available or normal valuation procedures are deemed to be inappropriate, the fund will make a good faith effort to assign a fair value to the security by taking into account various factors and methodologies that have been approved by the fund’s Board. This value may differ from the value the fund receives upon sale of the securities. Amortized cost is used to price securities held by money market funds and certain short-term debt securities held by a fund. Investments in other mutual funds are valued at the closing net asset value per share of the mutual fund on the day of valuation.

The fund may fair value certain securities or a group of securities in other situations, such as a default of a commercial paper issuer or a significant move in short-term interest rates after the close of the market.

The fund uses various pricing services to provide it with closing market prices, as well as information used for adjusting those prices and valuing most fixed income securities. The fund cannot predict how often it will use closing prices and how often it will adjust those prices. As a means of evaluating its fair value process, the fund routinely compares closing market prices, the next day’s opening prices in the same markets, and adjusted prices. The fund also evaluates a variety of factors when assigning fair values to private placements and other restricted

INFORMATION ABOUT ACCOUNTS IN T. ROWE PRICE FUNDS	15

securities. Other mutual funds may adjust the prices of their securities by different amounts or assign different fair values than the fair value that the fund assigns to the same security.

How the Trade Date Is Determined

If a request is received by T. Rowe Price in correct form by the close of the NYSE (normally 4 p.m. ET), the transaction will be priced at that business day’s net asset value. If the request is received by T. Rowe Price after the close of the NYSE, your transaction will be priced at the next business day’s net asset value.

Note: The time at which transactions and shares are priced and the time until which orders are accepted may be changed in case of an emergency or if the NYSE closes at a time other than 4 p.m. ET. In the event of an emergency closing of the NYSE, a fund’s shareholders will receive the next share price calculated by the fund.

Receiving Redemption Proceeds

If your request is received in correct form by T. Rowe Price on a business day prior to the close of the NYSE, proceeds are typically sent by bank wire on either that same day or the next business day.

Delays in Sending Redemption Proceeds

Under certain circumstances and when deemed to be in a fund’s best interest, your proceeds may not be sent for up to seven calendar days after we receive your redemption request.

GENERAL POLICIES RELATING TO TRANSACTIONS

The following policies and requirements apply generally to accounts in the T. Rowe Price Short-Term Government Fund and the T. Rowe Price Short-Term Fund.

The funds generally do not accept orders that request a particular day or price for a transaction or any other special conditions. However, the funds reserve the right to accept orders that are unaccompanied by payment. Payment for these shares must be received by the time designated by the funds.

U.S. Dollars All purchases must be paid for in U.S. dollars.

Nonpayment The fund and its agents have the right to reject or cancel any purchase, exchange, or redemption due to nonpayment.

Large Sale (Redemption) Conditions

Large redemptions can adversely affect a portfolio manager’s ability to implement a fund’s investment strategy by causing the premature sale of securities that would otherwise be held longer. Therefore, the fund reserves the right (without prior notice) to pay all or part of redemption proceeds with securities from the fund’s portfolio rather than in cash (redemption in-kind). If this occurs, the securities will be selected by the fund in its absolute discretion, and the redeeming shareholder or account will be responsible for disposing of the securities and

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bearing any associated costs and risks (for example, market risks until the securities are disposed of).

Excessive and Short-Term Trading Policy

The Boards of the T. Rowe Price Funds have adopted policies that are designed to deter excessive transactions and short-term trading activity that can be harmful to the funds and their shareholders. However, shares purchased by another T. Rowe Price fund, or purchased by discretionary accounts managed by T. Rowe Price or one of its affiliates, are not subject to the T. Rowe Price Funds’ excessive trading policies and trading limits. Therefore, because the Short-Term Government Fund and Short-Term Fund may be purchased only on behalf of T. Rowe Price Funds in connection with securities lending or cash reserves management, the funds are exempt from the T. Rowe Price Funds’ excessive and short-term trading policy.

Fund Operations and Shareholder Services

T. Rowe Price and The Bank of New York Mellon, subject to the oversight of T. Rowe Price, each provide certain accounting services to the T. Rowe Price Funds. T. Rowe Price Services, Inc., acts as the transfer and dividend disbursing agent and provides shareholder and administrative services to the funds. These companies receive compensation from the funds for their services.

INFORMATION ON DISTRIBUTIONS AND TAXES

Each fund intends to qualify to be treated each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. In order to qualify, a fund must satisfy certain income, diversification, and distribution requirements. A regulated investment company is not subject to U.S. federal income tax at the portfolio level on income and gains from investments that are distributed to shareholders. However, if a fund were to fail to qualify as a regulated investment company and was ineligible to or otherwise did not cure such failure, the result would be fund-level taxation and, consequently, a reduction in income available for distribution to the fund’s shareholders.

To the extent possible, all net investment income and realized capital gains are distributed to shareholders.

Dividends and Other Distributions

Dividend and capital gain distributions are reinvested in additional fund shares unless another option is selected.

Dividends for the funds are declared daily and accrued dividends for the month are typically paid on the first business day of the next month. Purchases sent by wire where T. Rowe Price receives the wire, or is able to verify that the wire was initiated, prior to the close of the NYSE (normally 4 p.m. ET) begin to earn dividends that day. Other shares normally begin to earn dividends on the business day after payment is received by T. Rowe Price.

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Shares of the Short-Term Government Fund and the T. Rowe Price Short-Term Fund normally earn dividends through the calendar day prior to the date of redemption. The funds do not pay dividends in fractional cents. Any dividend amount earned for a particular day that is one-half of one cent or greater (for example, $0.016) will be rounded up to the next whole cent ($0.02), and any amount that is less than one-half of one cent (for example, $0.014) will be rounded down to the nearest whole cent ($0.01). Please note that, if the dividend payable on the shares you own is less than one-half of one cent for a particular day, no dividend will be earned for that day.

Capital Gain Payments

A capital gain or loss is the difference between the purchase and sale price of a security. If a fund has net capital gains for the year (after subtracting any capital losses), they are usually declared and paid in December to shareholders of record on a specified date that month. If a second distribution is necessary, it is generally paid the following year. A fund may have to make additional capital gain distributions, if necessary, to comply with the applicable tax law.

Tax Information

Any necessary tax information will be provided no later than mid-February.

You generally will be subject to tax when:

• You sell fund shares, including exchanges from one fund to another.

• The fund makes dividend or capital gain distributions.

Taxes on Fund Redemptions

When you sell shares in any fund, you may realize a gain or loss. An exchange from one fund to another in a taxable account is also a sale for tax purposes.

All or a portion of the loss realized from a sale or exchange of your fund shares may be disallowed under the “wash sale” rule if you purchase substantially identical shares within a 61-day period beginning 30 days before and ending 30 days after the date on which the shares are sold or exchanged. Shares of the same fund you acquire through dividend reinvestment are shares purchased for the purpose of the wash sale rule and may trigger a disallowance of the loss for shares sold or exchanged within the 61-day period of the dividend reinvestment. Any loss disallowed under the wash sale rule is added to the cost basis of the purchased shares.

Taxes on Fund Distributions

The tax status of any income dividends, dividends exempt from federal income taxes, and capital gain distributions will be made available generally no later than mid-February. Taxable distributions are generally taxable to you in the year in which they are paid. A dividend declared in October, November, or December and paid in the following January is generally treated as taxable to you as if you received the distribution in December. Your bond or money market fund dividends for each calendar year will include dividends accrued up to the first business day of the next calendar year. Ordinary dividends and capital gain dividends may also be subject to state and local taxes.

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Taxable distributions are subject to tax whether reinvested in additional shares or received in cash.

The tax treatment of a capital gain distribution is determined by how long the fund held the portfolio securities, not how long you held the shares in the fund. Short-term (one year or less) capital gain distributions are taxable at the same rate as ordinary income, and gains on securities held more than one year are taxed at the lower rates applicable to long-term capital gains. If you realized a loss on the sale or exchange of fund shares that you held six months or less, your short-term capital loss must be reclassified as a long-term capital loss to the extent of any long-term capital gain distributions received during the period you held the shares.

A fund’s distributions that have exceeded the fund’s earnings and profits for the relevant tax year may be treated as a return of capital to its shareholders. A return of capital distribution is generally nontaxable but reduces the shareholder’s cost basis in the fund, and any return of capital in excess of the cost basis will result in a capital gain.

The tax status of certain distributions may be recharacterized at year-end. Distributions made by a fund may later be recharacterized for federal income tax purposes—for example, from taxable ordinary income dividends to returns of capital.

If the fund qualifies and elects to pass through nonrefundable foreign income taxes paid to foreign governments during the year, your portion of such taxes will be reported to you as taxable income. However, you may be able to claim an offsetting credit or deduction on your tax return for those amounts. There can be no assurance that a fund will meet the requirements to pass through foreign income taxes paid. If a fund holds certain qualified tax credit bonds and elects to pass through the corresponding interest income and any available tax credits, you will need to report both the interest income and any such tax credits as taxable income. You may be able to claim the tax credits on your federal tax return as an offset to your income tax (including alternative minimum tax) liability, but the tax credits generally are not refundable. There is no assurance, however, that a fund will elect to pass through the income and credits.

Tax Consequences of Hedging

Entering into certain transactions involving options, futures, swaps, and forward currency exchange contracts may result in the application of the mark-to-market and straddle provisions of the Internal Revenue Code. These provisions could result in a fund being required to distribute gains on such transactions even though it did not close the contracts during the year or receive cash to pay such distributions. The fund may not be able to reduce its distributions for losses on such transactions to the extent of unrealized gains in offsetting positions.

Tax Effect of Buying Shares Before an Income Dividend or Capital Gain Distribution

If you buy shares shortly before or on the “record date”—the date that establishes you as the person to receive the upcoming distribution—you may receive a portion of the money you just invested in the form of a taxable distribution. Therefore, you may wish to find out a fund’s record date before investing. In addition, a fund’s share price may, at any time, reflect undistributed capital gains or income and unrealized appreciation, which may result in future

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taxable distributions. Such distributions can occur even in a year when the fund has a negative return.

RIGHTS RESERVED BY THE FUNDS

T. Rowe Price Funds and their agents, in their sole discretion, reserve the following rights: (1) to waive or lower investment minimums; (2) to accept initial purchases by telephone; (3) to refuse any purchase or exchange order; (4) to cancel or rescind any purchase or exchange order placed through an intermediary no later than the business day after the order is received by the intermediary (including, but not limited to, orders deemed to result in excessive trading, market timing, or 5% ownership); (5) to cease offering fund shares at any time to all or certain groups of investors; (6) to freeze any account and suspend account services when notice has been received of a dispute regarding the ownership of the account, or a legal claim against an account, upon initial notification to T. Rowe Price of a shareholder’s death until T. Rowe Price receives required documentation in correct form, or if there is reason to believe a fraudulent transaction may occur; (7) to otherwise modify the conditions of purchase and modify or terminate any services at any time; (8) to waive any wire, small account, maintenance, or fiduciary fees charged to a group of shareholders; (9) to act on instructions reasonably believed to be genuine; (10) to involuntarily redeem an account at the net asset value calculated the day the account is redeemed, in cases of threatening conduct, suspected fraudulent or illegal activity, or if the fund or its agent is unable, through its procedures, to verify the identity of the person(s) or entity opening an account; and (11) for money market funds, to suspend redemptions to facilitate an orderly liquidation of the fund.

In an effort to protect T. Rowe Price Funds from the possible adverse effects of a substantial redemption in a large account, as a matter of general policy, no shareholder or group of shareholders controlled by the same person or group of persons will knowingly be permitted to purchase in excess of 5% of the outstanding shares of a fund, except upon approval of the fund’s management.

The fund’s Statement of Additional Information, which contains a more detailed description of the fund’s operations, investment restrictions, policies and practices, has been filed with the SEC. The Statement of Additional Information is incorporated by reference into this prospectus, which means that it is legally part of this prospectus even if you do not request a copy. Further information about the fund’s investments, including a review of market conditions and the manager’s recent investment strategies and their impact on performance during the past fiscal year, is available in the annual and semiannual shareholder reports. Because the fund is not publicly available for purchase, these documents are not made available through troweprice.com.

Fund reports and other fund information are available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov. Copies of this information may be obtained, after paying a duplicating fee, by electronic request at publicinfo@sec.gov.

1940 Act File No. 811-08279	F29-040 2/25/20

PROSPECTUS October 1, 2019 revised to February 25, 2020

T. ROWE PRICE Short-Term Government Fund

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

1	SUMMARY
Short-Term Government Fund 1
2	MORE ABOUT THE FUND
Organization and Management 4 More Information About the Fund’s Principal Investment Strategies and Its Principal Risks 6 Investment Policies and Practices 7 Disclosure of Fund Portfolio Information 11
3	INFORMATION ABOUT ACCOUNTS IN T. ROWE PRICE FUNDS
Pricing of Shares and Transactions 12 General Policies Relating to Transactions 13 Information on Distributions and Taxes 14 Rights Reserved by the Funds 17

SUMMARY	1

Investment Objective

The fund seeks high current income consistent with minimal fluctuations in principal value and liquidity.

Principal Investment Strategies The fund is not a money market fund and does not seek to maintain a stable net asset value. Unlike a money market fund, the securities purchased by the fund are not subject to the maturity, quality, diversification, and other requirements of Rule 2a-7. The fund may purchase short-term U.S. dollar-denominated securities that, at the time of purchase, are rated in one of the top two short-term issue credit ratings categories (i.e., rated A-2 or above, or an equivalent rating) by at least one of the major credit rating agencies, or, if unrated, deemed to be of similar quality by T. Rowe Price. In addition, the fund may invest up to 5% of its net assets in securities that are rated in the third highest short-term issue credit ratings category (i.e., rated A-3, or an equivalent rating), or, if unrated, deemed to be of similar quality by T. Rowe Price. If a security is downgraded below A-3 (or an equivalent rating) after purchase, the fund will generally dispose of such security, in an orderly fashion, as soon as practicable, which could include selling a downgraded security or exercising any applicable demand features. However, if the adviser determines that disposal of the security would not be in the best interests of the fund, the fund may continue to hold downgraded securities.

The fund’s weighted average maturity will not exceed 90 days. When calculating its weighted average maturity, the fund may shorten its average maturity by using the interest rate resets of certain adjustable rate securities.

Because the fund is not a money market fund, investors in the fund are not eligible for special money market fund tax treatment or tax accounting methods.

The fund normally invests at least 80% of its net assets in U.S. Treasury securities, which are backed by the full faith and credit of the U.S. government, and repurchase agreements thereon. The remainder may be invested in other securities backed by the full faith and credit of the U.S. government (such as securities issued by Government National Mortgage Association and other government agencies and securities issued by certain non-governmental entities but guaranteed by the U.S. government) and repurchase agreements thereon.

In selecting securities for the fund, the portfolio manager may examine relationships among yields of various types and maturities of short-term securities in the context of interest rate outlooks. The fund’s yield will fluctuate with changes in short-term interest rates.

The fund may sell holdings for a variety of reasons, such as to adjust the portfolio’s average maturity or to shift assets into and out of higher-yielding sectors.

Principal Risks As with any mutual fund, there is no guarantee that the fund will achieve its objective. Although the fund is managed in an effort to minimize fluctuations in share price, it is possible to lose money by investing in the fund. An investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The fund is not a money market fund that seeks to maintain a stable share price. The fund’s

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primary risk is interest rate risk. The principal risks of investing in this fund are summarized as follows:

Interest rate risks A decline in interest rates may lower the fund’s yield, or a rise in the overall level of interest rates may cause a decline in the prices of fixed income securities held by the fund. The fund’s yield will vary; it is not fixed for a specific period like the yield on a bank certificate of deposit. This is a disadvantage when interest rates are falling because the fund would have to reinvest at lower interest rates. In recent years, the U.S. and many global markets have experienced historically low interest rates. Although interest rates have begun to rise and may continue doing so, interest rates may decline in response to ongoing global trade disputes, increasing the exposure of money market funds to the risks associated with declining interest rates. A sharp and unexpected rise in interest rates could increase the likelihood that the fund’s share price will fall.

Credit risks An issuer of a debt instrument could suffer an adverse change in financial condition that results in a payment default (failure to make scheduled interest or principal payments), rating downgrade, or inability to meet a financial obligation. The fund should have relatively low credit risk because it invests only in securities backed by the U.S. government and other investments involving such securities.

Repurchase agreement risks A counterparty to a repurchase agreement may become insolvent or fail to repurchase securities from the fund as required, which could increase the fund’s costs or prevent the fund from immediately accessing its collateral.

Liquidity risks The fund may not be able to meet redemption requests without significantly diluting the remaining shareholders’ interests in the fund. In addition, the fund may not be able to sell a holding in a timely manner at a desired price. Reduced liquidity in the bond markets can result from a number of events, such as limited trading activity, reductions in bond inventory, and rapid or unexpected changes in interest rates. Markets with lower overall liquidity could lead to greater price volatility and limit the fund’s ability to sell a holding at a suitable price.

Management

Investment Adviser T. Rowe Price Associates, Inc. (T. Rowe Price or Price Associates)

Portfolio Manager*	Title	Managed Fund Since	Joined Investment Adviser
Joseph K. Lynagh	Chairman of Investment Advisory Committee	2013	1990

* Effective March 1, 2020, Douglas D. Spratley will join Joseph K. Lynagh as one of the fund’s portfolio managers and become Cochairman of the fund’s Investment Advisory Committee. Mr. Spratley joined T. Rowe Price in 2008. Effective January 1, 2021, Mr. Lynagh will step down as a portfolio manager and Cochairman of the fund’s Investment Advisory Committee and Mr. Spratley will become the sole portfolio manager and Chairman of the fund’s Investment Advisory Committee.

SUMMARY	3

Purchase and Sale of Fund Shares

The fund is not available for direct purchase by the public. Investments in the fund are made by T. Rowe Price in order to invest securities lending cash collateral on behalf of mutual funds or collective investment trusts sponsored by T. Rowe Price and its affiliates. The fund may also be used for investments of the cash reserves of mutual funds, collective investment trusts, or other institutional client accounts for which T. Rowe Price or one of its affiliates has discretionary investment authority.

Tax Information

The fund declares dividends daily and pays them on the first business day of each month. Dividends paid by the fund from income earned on U.S. Treasury securities are exempt from state and local taxes in most states.

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ORGANIZATION AND MANAGEMENT

How is the fund organized?

T. Rowe Price Reserve Investment Funds, Inc. (the “Corporation”) was incorporated in Maryland in 1997. Currently, the Corporation consists of four series, each representing a separate pool of assets with different investment objectives. Each series is an “open-end management investment company,” or mutual fund.

What is meant by “shares”?

As with all mutual funds, investors purchase shares when they put money in the fund. These shares are part of the fund’s authorized capital stock, but share certificates are not issued.

Each share and fractional share entitles the shareholder to:

• Receive a proportional interest in income and capital gain distributions. For funds with multiple share classes, the income dividends for each share class will generally differ from those of other share classes to the extent that the expense ratios of the classes differ.

• Cast one vote per share on certain fund matters, including the election of the fund’s directors, changes in fundamental policies, or approval of material changes to the fund’s investment management agreement. Shareholders of each class have exclusive voting rights on matters affecting only that class.

Does the fund have annual shareholder meetings?

The mutual funds that are sponsored and managed by T. Rowe Price (the “T. Rowe Price Funds”) are not required to hold regularly scheduled shareholder meetings. To avoid unnecessary costs to the funds’ shareholders, shareholder meetings are only held when certain matters, such as changes in fundamental policies or elections of directors, must be decided. In addition, shareholders representing at least 10% of all eligible votes may call a special meeting for the purpose of voting on the removal of any fund director. If a meeting is held and you cannot attend, you can vote by proxy. Before the meeting, the funds will send or make available to you proxy materials that explain the matters to be decided and include instructions on voting by mail, telephone, or the Internet.

Who runs the fund?

General Oversight

The fund is governed by a Board of Directors (the “Board”) that meets regularly to review the fund’s investments, performance, expenses, and other business affairs. The Board elects the fund’s officers. At least 75% of Board members are independent of T. Rowe Price and its affiliates (the “Firm”).

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Investment Adviser

T. Rowe Price is the fund’s investment adviser and oversees the selection of the fund’s investments and management of the fund’s portfolio pursuant to an investment management agreement between the investment adviser and the fund. T. Rowe Price is an SEC-registered investment adviser that provides investment management services to individual and institutional investors, and sponsors and serves as adviser and subadviser to registered investment companies, institutional separate accounts, and common trust funds. The address for T. Rowe Price is 100 East Pratt Street, Baltimore, Maryland 21202. As of June 30, 2019, the Firm had approximately $1.13 trillion in assets under management and provided investment management services for more than 7 million individual and institutional investor accounts.

Portfolio Management

T. Rowe Price has established an Investment Advisory Committee with respect to the fund. The committee chairmen have day-to-day responsibility for managing the fund’s portfolio and works with the committee in developing and executing the fund’s investment program. The members of the committee are as follows: Joseph K. Lynagh and Douglas D. Spratley, Cochairmen, Colin T. Bando, M. Helena Condez, Stephanie A. Gentile, Alan D. Levenson, Cheryl A. Mickel, Chen Shao, and Jeanny Silva. The following information provides the year that the chairmen (portfolio managers) first joined the Firm and the chairmen’s specific business experience during the past five years (although the chairmen may have had portfolio management responsibilities for a longer period). Mr. Lynagh has been chairman of the committee since 2013. He joined the Firm in 1990 and his investment experience dates from 1994. He has served as a portfolio manager with the Firm throughout the past five years. Effective March 1, 2020, Douglas D. Spratley will join Joseph K. Lynagh as Cochairman of the fund’s Investment Advisory Committee. Mr. Spratley joined the Firm in 2008 and his investment experience dates from 1996. During the past five years, he has served as the head of U.S. Fixed Income Trading Money Markets and as a money market trader at the Firm. Effective January 1, 2021, Mr. Lynagh will step down as a portfolio manager and Cochairman of the fund’s Investment Advisory Committee and Mr. Spratley will become the sole portfolio manager and Chairman of the fund’s Investment Advisory Committee. The Statement of Additional Information provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and the portfolio managers’ ownership of the fund’s shares.

The Management Fee

The fund does not pay an investment management fee. A discussion about the factors considered by the Board and its conclusions in approving the fund’s investment management contract with T. Rowe Price appear in the fund’s annual report to shareholders for the period ended May 31.

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MORE INFORMATION ABOUT THE FUND’S PRINCIPAL INVESTMENT STRATEGIES AND ITS PRINCIPAL RISKS

The fund is not a money market fund and does not seek to maintain a stable net asset value. Unlike a money market fund, the securities purchased by the fund are not subject to the maturity, quality, diversification, and other requirements of Rule 2a-7.

The fund’s income level is expected to generally be above that of a money market fund, but less than that of short- and intermediate-term bond funds. However, its share price should fluctuate less than that of short- and intermediate-term bond funds.

Credit quality refers to a bond issuer’s expected ability to make all required interest and principal payments on time. Because highly-rated issuers represent less risk, they can borrow at lower interest rates than less-creditworthy issuers. Therefore, a fund investing in high-quality securities (i.e., rated in one of the top three highest short-term credit ratings categories) should have a lower yield than an otherwise comparable fund investing in lower-quality securities.

Although the fund seeks to minimize fluctuations in its share price, there is no assurance that the fund will avoid principal losses if interest rates rise sharply in an unusually short period. It is possible to lose money by investing in the fund. In addition, the fund’s yield will vary; it is not fixed for a specific period like the yield on a bank certificate of deposit. This is a disadvantage when interest rates are falling, as the fund would have to reinvest at lower interest rates.

As with any mutual fund, there is no guarantee the fund will achieve its objective. The income level of the fund will change with market conditions and interest rate levels.

The principal risks associated with the fund’s principal investment strategies include the following:

Interest rate risks A decline in interest rates may lower the fund’s yield, or a rise in the overall level of interest rates may cause a decline in the prices of fixed income securities held by the fund. However, the short maturities of securities held by the fund reduces the likelihood of significant share price fluctuation.

Credit risks An issuer or counterparty of an instrument held by the fund may default (fail to make scheduled interest or principal payments), potentially reducing the fund’s income and share price. Credit risk is increased when portfolio holdings are downgraded or the perceived financial condition of an issuer deteriorates. The fund’s exposure to credit risk is relatively low because it invests only in securities that present minimal credit risks in the opinion of T. Rowe Price. The fund is subject to the risk that T. Rowe Price’s credit risk determinations may be incorrect. In addition, the credit quality of the fund’s portfolio securities could still change rapidly in certain market conditions, which could result in significant net asset value deterioration and the inability to minimize share price fluctuations.

Repurchase agreement risks The counterparty to a repurchase agreement may be unable to repurchase the securities from the fund as required, causing the fund to experience delays in

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accessing its collateral or additional costs in disposing of the collateral. If a counterparty becomes insolvent and seeks relief under the bankruptcy laws, the fund may be limited or delayed in its ability to exercise its rights to liquidate assets or may be required to accept collateral related to a repurchase agreement that will need to be liquidated in order to maintain compliance with the fund’s investment restrictions. Repurchase agreements with foreign counterparties could be significantly delayed.

Liquidity risks The fund may not be able to meet requests to redeem shares issued by the fund without significant dilution of the remaining shareholders’ interests in the fund. In addition, the fund may not be able to sell a holding in a timely manner at a desired price. Sectors of the bond market can experience sudden downturns in trading activity. During periods of reduced market liquidity, the spread between the price at which a security can be bought and the price at which it can be sold can widen, and the fund may not be able to sell a holding readily at a price that reflects what the fund believes it should be worth. Securities with lower overall liquidity can also become more difficult to value. Liquidity risk may be the result of, among other things, the reduced number and capacity of broker-dealers to make a market in fixed income securities or the lack of an active trading market. The potential for liquidity risk may be magnified by a rising interest rate environment or other circumstances where selling activity from fixed income investors may be higher than normal, potentially causing increased supply in the market.

In addition to the principal investment strategies and principal risks previously described, the fund may employ other investment strategies and may be subject to other risks, which include the following:

Cybersecurity risks The fund may be subject to operational and information security risks resulting from breaches in cybersecurity. Cybersecurity breaches may involve unauthorized access to the digital information systems (e.g., through “hacking” or malicious software coding) of the fund or its third-party service providers, but may also result from outside attacks such as denial-of-service attacks. These breaches may, among other things, result in financial losses to the fund and its shareholders, cause the fund to lose proprietary information, disrupt business operations, or result in the unauthorized release of confidential information. Further, cybersecurity breaches involving third-party service providers, trading counterparties, or issuers in which the fund invests could subject the fund to many of the same risks associated with direct breaches.

The Statement of Additional Information contains more detailed information about the fund and its investments, operations, and expenses.

INVESTMENT POLICIES AND PRACTICES

This section provides a more detailed description of the various types of portfolio holdings and investment practices that may be used by the fund to execute its overall investment program.

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Some of these holdings and investment practices are considered to be principal investment strategies of the fund and have already been described earlier in this prospectus. Any of the following holdings and investment practices that were not already described in Section 1 of this prospectus are not considered part of the fund’s principal investment strategies, but they may be used by the fund to help achieve its investment objective. The fund’s investments may be subject to further restrictions and risks described in the Statement of Additional Information.

Shareholder approval is required to substantively change the fund’s investment objective. Shareholder approval is also required to change certain investment restrictions noted in the following section as “fundamental policies.” Portfolio managers also follow certain “operating policies” that can be changed without shareholder approval.

Certain investment restrictions, such as a required minimum or maximum investment in a particular type of security, are measured at the time the fund purchases a security. The status, market value, maturity, duration, credit quality, or other characteristics of the fund’s securities may change after they are purchased, and this may cause the amount of the fund’s assets invested in such securities to exceed the stated maximum restriction or fall below the stated minimum restriction. For some of these changes, it would not be considered a violation of the investment restriction and will not require the sale of an investment if it was proper at the time the investment was made (this exception does not apply to the fund’s borrowing policy or liquidity policy). However, certain changes will require holdings to be sold or purchased by the fund during the time it is above or below the stated percentage restriction in order for the fund to be in compliance with applicable restrictions.

Changes in the fund’s holdings, the fund’s performance, and the contribution of various investments to the fund’s performance are discussed in the shareholder reports.

Portfolio managers have considerable discretion in choosing investment strategies and selecting securities they believe will help achieve the fund’s objective.

Types of Portfolio Securities

In seeking to meet its investment objective, the fund may invest in any type of security or instrument whose investment characteristics are consistent with its investment program. The following pages describe various types of the fund’s holdings and investment management practices, some of which are also described as part of the fund’s principal investment strategies.

Fundamental policy The fund will not purchase a security if, as a result, with respect to 75% of its total assets, more than 5% of the fund’s total assets would be invested in securities of a single issuer or more than 10% of the outstanding voting securities of the issuer would be held by the fund. These limitations do not apply to the fund’s purchases of securities issued or guaranteed by the U.S. government, its agencies, or instrumentalities.

Operating policy The fund may not invest in, or purchase shares of, any registered open-end investment companies or registered unit investment trusts.

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Operating policy The fund will normally not hold more that 5% of its total assets in the securities of a single issuer (other than U.S. government securities or repurchase agreements collateralized by cash or U.S. government securities).

U.S. Treasury Securities

The fund may purchase securities issued by the U.S. Treasury, which are debt obligations of the U.S. government. Such securities are backed by the full faith and credit of the U.S. government. U.S. Treasury securities may include Treasury inflation protected securities, which unlike conventional Treasury securities, are structured to provide some protection against rising inflation. U.S. Treasury securities may also include floating rate U.S. Treasury notes and Treasury STRIPS, which are zero-coupon securities created by separating the principal and interest payments on U.S. Treasury securities.

The fund may also purchase Treasury bills, which are sold at a discount and mature at par, while notes and bonds are issued as coupon-bearing instruments that pay interest every six months and mature at par. Bills mature in six months or less. All are backed by the full faith and credit of the U.S. government.

Other Securities Backed by the Full Faith and Credit of the U.S. Government

The fund may purchase securities of U.S. government agencies and instrumentalities that are backed by the full faith and credit of the U.S. government, such as securities of the Government National Mortgage Association, the Federal Housing Administration, the General Services Administration, the Maritime Administration, and the Small Business Administration. These may also include securities issued by nongovernmental entities as long as they are guaranteed by a government agency or instrumentality, and any other securities that are backed by the full faith and credit of the U.S. government as they become available.

Up to 20% of the fund’s net assets may be invested in non-U.S. Treasury securities that are backed by the full faith and credit of the U.S. government. The fund will not invest in the securities of any U.S. government agencies that are not backed by the full faith and credit of the U.S. government (such as Federal National Mortgage Association or Federal Home Loan Mortgage Corporation securities).

Fundamental policy The fund must invest at least 80% of its net assets in U.S. Treasury securities and repurchase agreements thereon.

Repurchase Agreements

Repurchase agreements are contracts, usually involving U.S. government securities, that require one party to repurchase securities at a fixed price on a designated date. The fund receives U.S. government securities or agency securities as collateral for the repurchase obligations. In addition, the fund will only enter into repurchase agreements with counterparties that are approved by T. Rowe Price.

Illiquid Investments

The fund must generally hold a significant percentage of its assets in securities that are liquid; that is, securities that may be readily sold in the market or will mature within a short period of

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time. Some fund holdings may be considered illiquid because they are subject to legal or contractual restrictions on resale or because the fund cannot reasonably expect the investment to be sold or disposed of in current market conditions within seven days without the sale or disposition significantly changing the market value of the investment. The determination of liquidity involves a variety of factors. The sale of illiquid investments may involve substantial delays and additional costs, and the fund may only be able to sell such investments at prices substantially lower than what it believes they are worth.

Operating policy The fund may not acquire an illiquid investment if, immediately after the acquisition, the fund would have invested more than 15% of its net assets in illiquid investments.

Types of Investment Management Practices

Borrowing Money and Transferring Assets

The fund may borrow from banks, other persons, and other T. Rowe Price Funds for temporary or emergency purposes, to facilitate redemption requests, or for other purposes consistent with the fund’s policies as set forth in this prospectus and the Statement of Additional Information. Such borrowings may be collateralized with the fund’s assets, subject to certain restrictions.

Fundamental policy Borrowings may not exceed 33 1/3% of the fund’s total assets. This limitation includes any borrowings for temporary or emergency purposes, applies at the time of the transaction, and continues to the extent required by the Investment Company Act of 1940.

Operating policy The fund will not transfer portfolio securities as collateral except as necessary in connection with permissible borrowings or investments, and then such transfers may not exceed 33 1/3% of its total assets. The fund will not purchase additional securities when its borrowings exceed 5% of its total assets.

Meeting Redemption Requests

We expect that the fund will hold cash or cash equivalents to meet redemption requests. The fund may also use the proceeds from the sale of portfolio securities to meet redemption requests if consistent with the management of the fund. These redemption methods will be used regularly and may also be used in deteriorating or stressed market conditions. The fund reserves the right to pay redemption proceeds with securities from the fund’s portfolio rather than in cash (redemptions in-kind), as described under “Large Redemptions.” Redemptions in-kind are typically used to meet redemption requests that represent a large percentage of the fund’s net assets in order to minimize the effect of large redemptions on the fund and its remaining shareholders. In general, any redemptions in-kind will represent a pro-rata distribution of the fund’s securities, subject to certain limited exceptions. Redemptions in-kind may be used regularly in circumstances as described above and may also be used in stressed market conditions.

The fund, along with other T. Rowe Price Funds, is a party to an interfund lending exemptive order received from the SEC that permits the T. Rowe Price Funds to borrow money from

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and/or lend money to other T. Rowe Price Funds to help the funds meet short-term redemptions and liquidity needs.

During periods of deteriorating or stressed market conditions, when an increased portion of the fund’s portfolio may be composed of holdings with reduced liquidity or lengthy settlement periods, or during extraordinary or emergency circumstances, the fund may be more likely to pay redemption proceeds with cash obtained through interfund lending or short-term borrowing arrangements (if available), or by redeeming a large redemption request in-kind.

DISCLOSURE OF FUND PORTFOLIO INFORMATION

Each fund’s full portfolio holdings as of its fiscal year-end is disclosed in its annual shareholder report and its full portfolio holdings as of its fiscal mid-point are disclosed in its semiannual shareholder report. The annual and semiannual shareholder reports are filed with the SEC and sent to the funds’ shareholders within 60 days of the period covered. The shareholder reports are publicly available immediately upon filing with the SEC. Beginning with the reporting periods on or after March 1, 2019, the T. Rowe Price Funds also disclose their full portfolio holdings as of their first and third fiscal quarter-ends on Form N-PORT, along with other fund information. Form N-PORT is filed with the SEC monthly, and the fund’s full portfolio holdings as of its first and third fiscal quarter-ends (as of the third month of the fund’s fiscal quarter for reporting periods on or after September 30, 2019) are made publicly available 60 days after the end of each quarter. Prior to March 1, 2019, the T. Rowe Price Funds disclosed their full portfolio holdings for their first and third fiscal quarter-ends on Form N-Q, which was filed with the SEC within 60 days of the period covered and publicly available immediately upon filing with the SEC. Neither Form N-PORT nor Form N-Q are sent to the funds’ shareholders. Under certain conditions, the shareholder reports, Form N-PORT, and Form N-Q may include up to 5% of a fund’s holdings under the caption “Miscellaneous Securities” without identifying the specific security or issuer. Generally, a holding would not be individually identified if it is determined that its disclosure could be harmful to the fund or its shareholders. A holding will not be excluded for these purposes from a fund’s SEC filings for more than one year. The funds’ portfolio holdings are not currently made available on any T. Rowe Price website. A description of T. Rowe Price’s policies and procedures with respect to the disclosure of portfolio information is available in the Statement of Additional Information.

INFORMATION ABOUT ACCOUNTS IN T. ROWE PRICE FUNDS	3

This section of the prospectus describes the policies that apply to the T. Rowe Price Short-Term Government Fund and the T. Rowe Price Short-Term Fund, which are funds that are not available for direct purchase by members of the public. (As of the date of this prospectus, the T. Rowe Price Short-Term Government Fund has not yet begun operations.) Policies for other T. Rowe Price Funds are described in their respective prospectuses, and all available funds and share classes are described more fully in the Statement of Additional Information.

PRICING OF SHARES AND TRANSACTIONS

How and When Shares Are Priced

The trade date for a transaction request depends on the day and time that T. Rowe Price receives the request and will normally be executed using the next share price calculated after the order is received in correct form by T. Rowe Price or its agent. The share price, also called the “net asset value,” for the fund is calculated as of the close of the New York Stock Exchange (“NYSE”), which is normally 4 p.m. ET, on each day that the NYSE is open for business. However, the net asset value may be calculated as of an earlier time if trading on the NYSE is restricted, if the NYSE closes earlier, or as may be permitted by the SEC. To calculate the net asset value, the fund’s assets are valued and totaled; liabilities are subtracted; and the balance, called net assets, is divided by the number of shares outstanding. Market values are used to price portfolio holdings for which market quotations are readily available. Market values generally reflect the prices at which securities actually trade or represent prices that have been adjusted based on evaluations and information provided by the fund’s pricing services. If a market value for a security is not available or normal valuation procedures are deemed to be inappropriate, the fund will make a good faith effort to assign a fair value to the security by taking into account various factors and methodologies that have been approved by the fund’s Board. This value may differ from the value the fund receives upon sale of the securities. Amortized cost is used to price securities held by money market funds and certain short-term debt securities held by a fund. Investments in other mutual funds are valued at the closing net asset value per share of the mutual fund on the day of valuation.

The fund may fair value certain securities or a group of securities in other situations, such as a default of a commercial paper issuer or a significant move in short-term interest rates after the close of the market.

The fund uses various pricing services to provide it with closing market prices, as well as information used for adjusting those prices and valuing most fixed income securities. The fund cannot predict how often it will use closing prices and how often it will adjust those prices. As a means of evaluating its fair value process, the fund routinely compares closing market prices, the next day’s opening prices in the same markets, and adjusted prices. The fund also evaluates a variety of factors when assigning fair values to private placements and other restricted

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securities. Other mutual funds may adjust the prices of their securities by different amounts or assign different fair values than the fair value that the fund assigns to the same security.

How the Trade Date Is Determined

If a request is received by T. Rowe Price in correct form by the close of the NYSE (normally 4 p.m. ET), the transaction will be priced at that business day’s net asset value. If the request is received by T. Rowe Price after the close of the NYSE, your transaction will be priced at the next business day’s net asset value.

Note: The time at which transactions and shares are priced and the time until which orders are accepted may be changed in case of an emergency or if the NYSE closes at a time other than 4 p.m. ET. In the event of an emergency closing of the NYSE, a fund’s shareholders will receive the next share price calculated by the fund.

Receiving Redemption Proceeds

If your request is received in correct form by T. Rowe Price on a business day prior to the close of the NYSE, proceeds are typically sent by bank wire on either that same day or the next business day.

Delays in Sending Redemption Proceeds

Under certain circumstances and when deemed to be in a fund’s best interest, your proceeds may not be sent for up to seven calendar days after we receive your redemption request.

GENERAL POLICIES RELATING TO TRANSACTIONS

The following policies and requirements apply generally to accounts in the T. Rowe Price Short-Term Government Fund and the T. Rowe Price Short-Term Fund.

The funds generally do not accept orders that request a particular day or price for a transaction or any other special conditions. However, the funds reserve the right to accept orders that are unaccompanied by payment. Payment for these shares must be received by the time designated by the funds.

U.S. Dollars All purchases must be paid for in U.S. dollars.

Nonpayment The fund and its agents have the right to reject or cancel any purchase, exchange, or redemption due to nonpayment.

Large Sale (Redemption) Conditions

Large redemptions can adversely affect a portfolio manager’s ability to implement a fund’s investment strategy by causing the premature sale of securities that would otherwise be held longer. Therefore, the fund reserves the right (without prior notice) to pay all or part of redemption proceeds with securities from the fund’s portfolio rather than in cash (redemption in-kind). If this occurs, the securities will be selected by the fund in its absolute discretion, and the redeeming shareholder or account will be responsible for disposing of the securities and

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bearing any associated costs and risks (for example, market risks until the securities are disposed of).

Excessive and Short-Term Trading Policy

The Boards of the T. Rowe Price Funds have adopted policies that are designed to deter excessive transactions and short-term trading activity that can be harmful to the funds and their shareholders. However, shares purchased by another T. Rowe Price fund, or purchased by discretionary accounts managed by T. Rowe Price or one of its affiliates, are not subject to the T. Rowe Price Funds’ excessive trading policies and trading limits. Therefore, because the Short-Term Government Fund and Short-Term Fund may be purchased only on behalf of T. Rowe Price Funds in connection with securities lending or cash reserves management, the funds are exempt from the T. Rowe Price Funds’ excessive and short-term trading policy.

Fund Operations and Shareholder Services

T. Rowe Price and The Bank of New York Mellon, subject to the oversight of T. Rowe Price, each provide certain accounting services to the T. Rowe Price Funds. T. Rowe Price Services, Inc., acts as the transfer and dividend disbursing agent and provides shareholder and administrative services to the funds. These companies receive compensation from the funds for their services.

INFORMATION ON DISTRIBUTIONS AND TAXES

Each fund intends to qualify to be treated each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. In order to qualify, a fund must satisfy certain income, diversification, and distribution requirements. A regulated investment company is not subject to U.S. federal income tax at the portfolio level on income and gains from investments that are distributed to shareholders. However, if a fund were to fail to qualify as a regulated investment company and was ineligible to or otherwise did not cure such failure, the result would be fund-level taxation and, consequently, a reduction in income available for distribution to the fund’s shareholders.

To the extent possible, all net investment income and realized capital gains are distributed to shareholders.

Dividends and Other Distributions

Dividend and capital gain distributions are reinvested in additional fund shares unless another option is selected.

Dividends for the funds are declared daily and accrued dividends for the month are typically paid on the first business day of the next month. Purchases sent by wire where T. Rowe Price receives the wire, or is able to verify that the wire was initiated, prior to the close of the NYSE (normally 4 p.m. ET) begin to earn dividends that day. Other shares normally begin to earn dividends on the business day after payment is received by T. Rowe Price.

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Shares of the Short-Term Government Fund and the T. Rowe Price Short-Term Fund normally earn dividends through the calendar day prior to the date of redemption. The funds do not pay dividends in fractional cents. Any dividend amount earned for a particular day that is one-half of one cent or greater (for example, $0.016) will be rounded up to the next whole cent ($0.02), and any amount that is less than one-half of one cent (for example, $0.014) will be rounded down to the nearest whole cent ($0.01). Please note that, if the dividend payable on the shares you own is less than one-half of one cent for a particular day, no dividend will be earned for that day.

Capital Gain Payments

A capital gain or loss is the difference between the purchase and sale price of a security. If a fund has net capital gains for the year (after subtracting any capital losses), they are usually declared and paid in December to shareholders of record on a specified date that month. If a second distribution is necessary, it is generally paid the following year. A fund may have to make additional capital gain distributions, if necessary, to comply with the applicable tax law.

Tax Information

Any necessary tax information will be provided no later than mid-February.

You generally will be subject to tax when:

• You sell fund shares, including exchanges from one fund to another.

• The fund makes dividend or capital gain distributions.

Taxes on Fund Redemptions

When you sell shares in any fund, you may realize a gain or loss. An exchange from one fund to another in a taxable account is also a sale for tax purposes.

All or a portion of the loss realized from a sale or exchange of your fund shares may be disallowed under the “wash sale” rule if you purchase substantially identical shares within a 61-day period beginning 30 days before and ending 30 days after the date on which the shares are sold or exchanged. Shares of the same fund you acquire through dividend reinvestment are shares purchased for the purpose of the wash sale rule and may trigger a disallowance of the loss for shares sold or exchanged within the 61-day period of the dividend reinvestment. Any loss disallowed under the wash sale rule is added to the cost basis of the purchased shares.

Taxes on Fund Distributions

The tax status of any income dividends, dividends exempt from federal income taxes, and capital gain distributions will be made available generally no later than mid-February. Taxable distributions are generally taxable to you in the year in which they are paid. A dividend declared in October, November, or December and paid in the following January is generally treated as taxable to you as if you received the distribution in December. Your bond or money market fund dividends for each calendar year will include dividends accrued up to the first business day of the next calendar year. Ordinary dividends and capital gain dividends may also be subject to state and local taxes.

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Taxable distributions are subject to tax whether reinvested in additional shares or received in cash.

The tax treatment of a capital gain distribution is determined by how long the fund held the portfolio securities, not how long you held the shares in the fund. Short-term (one year or less) capital gain distributions are taxable at the same rate as ordinary income, and gains on securities held more than one year are taxed at the lower rates applicable to long-term capital gains. If you realized a loss on the sale or exchange of fund shares that you held six months or less, your short-term capital loss must be reclassified as a long-term capital loss to the extent of any long-term capital gain distributions received during the period you held the shares.

A fund’s distributions that have exceeded the fund’s earnings and profits for the relevant tax year may be treated as a return of capital to its shareholders. A return of capital distribution is generally nontaxable but reduces the shareholder’s cost basis in the fund, and any return of capital in excess of the cost basis will result in a capital gain.

The tax status of certain distributions may be recharacterized at year-end. Distributions made by a fund may later be recharacterized for federal income tax purposes—for example, from taxable ordinary income dividends to returns of capital.

If the fund qualifies and elects to pass through nonrefundable foreign income taxes paid to foreign governments during the year, your portion of such taxes will be reported to you as taxable income. However, you may be able to claim an offsetting credit or deduction on your tax return for those amounts. There can be no assurance that a fund will meet the requirements to pass through foreign income taxes paid. If a fund holds certain qualified tax credit bonds and elects to pass through the corresponding interest income and any available tax credits, you will need to report both the interest income and any such tax credits as taxable income. You may be able to claim the tax credits on your federal tax return as an offset to your income tax (including alternative minimum tax) liability, but the tax credits generally are not refundable. There is no assurance, however, that a fund will elect to pass through the income and credits.

Tax Consequences of Hedging

Entering into certain transactions involving options, futures, swaps, and forward currency exchange contracts may result in the application of the mark-to-market and straddle provisions of the Internal Revenue Code. These provisions could result in a fund being required to distribute gains on such transactions even though it did not close the contracts during the year or receive cash to pay such distributions. The fund may not be able to reduce its distributions for losses on such transactions to the extent of unrealized gains in offsetting positions.

Tax Effect of Buying Shares Before an Income Dividend or Capital Gain Distribution

If you buy shares shortly before or on the “record date”—the date that establishes you as the person to receive the upcoming distribution—you may receive a portion of the money you just invested in the form of a taxable distribution. Therefore, you may wish to find out a fund’s record date before investing. In addition, a fund’s share price may, at any time, reflect undistributed capital gains or income and unrealized appreciation, which may result in future

INFORMATION ABOUT ACCOUNTS IN T. ROWE PRICE FUNDS	17

taxable distributions. Such distributions can occur even in a year when the fund has a negative return.

RIGHTS RESERVED BY THE FUNDS

T. Rowe Price Funds and their agents, in their sole discretion, reserve the following rights: (1) to waive or lower investment minimums; (2) to accept initial purchases by telephone; (3) to refuse any purchase or exchange order; (4) to cancel or rescind any purchase or exchange order placed through an intermediary no later than the business day after the order is received by the intermediary (including, but not limited to, orders deemed to result in excessive trading, market timing, or 5% ownership); (5) to cease offering fund shares at any time to all or certain groups of investors; (6) to freeze any account and suspend account services when notice has been received of a dispute regarding the ownership of the account, or a legal claim against an account, upon initial notification to T. Rowe Price of a shareholder’s death until T. Rowe Price receives required documentation in correct form, or if there is reason to believe a fraudulent transaction may occur; (7) to otherwise modify the conditions of purchase and modify or terminate any services at any time; (8) to waive any wire, small account, maintenance, or fiduciary fees charged to a group of shareholders; (9) to act on instructions reasonably believed to be genuine; (10) to involuntarily redeem an account at the net asset value calculated the day the account is redeemed, in cases of threatening conduct, suspected fraudulent or illegal activity, or if the fund or its agent is unable, through its procedures, to verify the identity of the person(s) or entity opening an account; and (11) for money market funds, to suspend redemptions to facilitate an orderly liquidation of the fund.

In an effort to protect T. Rowe Price Funds from the possible adverse effects of a substantial redemption in a large account, as a matter of general policy, no shareholder or group of shareholders controlled by the same person or group of persons will knowingly be permitted to purchase in excess of 5% of the outstanding shares of a fund, except upon approval of the fund’s management.

The fund’s Statement of Additional Information, which contains a more detailed description of the fund’s operations, investment restrictions, policies and practices, has been filed with the SEC. The Statement of Additional Information is incorporated by reference into this prospectus, which means that it is legally part of this prospectus even if you do not request a copy. Further information about the fund’s investments, including a review of market conditions and the manager’s recent investment strategies and their impact on performance during the past fiscal year, is available in the annual and semiannual shareholder reports. Because the fund is not publicly available for purchase, these documents are not made available through troweprice.com.

Fund reports and other fund information are available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov. Copies of this information may be obtained, after paying a duplicating fee, by electronic request at publicinfo@sec.gov.

1940 Act File No. 811-08279	F28-040 2/25/20

PROSPECTUS October 1, 2019 revised to February 25, 2020

T. ROWE PRICE Treasury Reserve Fund

The Securities and Exchange Commission (SEC) has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

1	SUMMARY
Treasury Reserve Fund 1
2	MORE ABOUT THE FUND
Organization and Management 4 More Information About the Fund’s Principal Investment Strategies and Its Principal Risks 6 Investment Policies and Practices 8 Disclosure of Fund Portfolio Information 12
3	INFORMATION ABOUT ACCOUNTS IN T. ROWE PRICE FUNDS
Pricing Shares and Transactions 14 General Policies Relating to Transactions 15 Information on Distributions and Taxes 16 Rights Reserved by the Funds 19

SUMMARY	1

Investment Objective

This money market fund is managed to provide a stable share price of $1.00. It seeks to maximize preservation of capital, liquidity, and, consistent with these goals, the highest possible current income.

Principal Investment Strategies The fund is a money market fund managed in compliance with Rule 2a-7 under the Investment Company Act of 1940. The fund invests at least 80% of its net assets in U.S. Treasury securities, which are backed by the full faith and credit of the U.S. government, and repurchase agreements thereon.

The fund qualifies as a “government money market fund” in accordance with Rule 2a-7. “Government money market funds” are required to invest at least 99.5% of their total assets in cash, U.S. government securities, and/or repurchase agreements that are fully collateralized by government securities or cash. A government security is a security issued or guaranteed as to principal or interest by the U.S. government and its agencies or instrumentalities. A repurchase agreement is a contract under which the fund (buyer) purchases a security, usually a U.S. government or agency security, from a bank or well-established securities dealer (seller) that requires the seller to repurchase the securities from the fund at a specific price on a designated date (which is often the next business day).

U.S. Treasury securities in which the fund may invest include Treasury bills and notes, and repurchase agreements thereon. Other government securities in which the fund may invest includes non-U.S. Treasury securities that are backed by the full faith and credit of the U.S. government (such as securities issued by Government National Mortgage Association and other government agencies and securities issued by certain non-governmental entities but guaranteed by the U.S. government). The fund will not invest in the securities of any U.S. government agencies that are not backed by the full faith and credit of the U.S. government (such as Federal National Mortgage Association or Federal Home Loan Mortgage Corporation securities).

Rule 2a-7 does not require government money market funds to impose liquidity fees or temporary redemption gates. The fund has no intention to voluntarily impose liquidity fees and/or redemption gates, although the fund’s Board of Directors reserves the right to impose liquidity fees and redemption gates in the future.

The securities purchased by the fund are subject to the maturity, quality, diversification, liquidity, and overall risk-limiting conditions and other requirements of Rule 2a-7. All securities purchased by the fund present minimal credit risk in the opinion of T. Rowe Price. The fund is managed to provide a stable share price of $1.00 by investing in only U.S. dollar-denominated money market securities. Money market securities are generally high-quality, short-term obligations issued by companies or governmental entities. The fund’s weighted average maturity will not exceed 60 calendar days, the fund’s weighted average life will not exceed 120 calendar days, and the fund will not purchase any security with a remaining maturity longer than 397 calendar days (unless otherwise permitted by Rule 2a-7, such as

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certain variable and floating rate instruments). When calculating its weighted average maturity, the fund may shorten its maturity by using the interest rate resets of certain adjustable rate securities. The fund may not take into account these resets when calculating its weighted average life.

The fund may sell holdings for a variety of reasons, such as to adjust the portfolio’s average maturity or to shift assets into and out of higher-yielding or different securities.

Principal Risks As with any mutual fund, there can be no guarantee the fund will achieve its objective. You could lose money by investing in the fund. Although the fund seeks to preserve the value of your investment at $1.00 per share, it cannot guarantee it will do so. An investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. T. Rowe Price Associates, Inc., has no legal obligation to provide financial support to the fund, and you should not expect that T. Rowe Price Associates, Inc., will provide financial support to the fund at any time.

Money market funds have experienced significant pressures from shareholder redemptions, issuer credit downgrades, illiquid markets, and historically low yields on the securities they can hold. There have been a very small number of money market funds in other fund complexes that have “broken the buck,” which means that those funds’ investors did not receive $1.00 per share for their investment in those funds. The potential for realizing a loss of principal in the fund could derive from:

Credit risks An issuer of a debt instrument could suffer an adverse change in financial condition that results in a payment default (failure to make scheduled interest or principal payments), rating downgrade, or inability to meet a financial obligation. Although the fund only purchases securities that present minimal credit risk in the opinion of T. Rowe Price, the credit quality of the fund’s holdings could change rapidly during periods of market stress. The fund’s credit risk is reduced to the extent the fund invests in securities that are backed by the full faith and credit of the U.S. government.

Interest rate risks A decline in interest rates may lower the fund’s yield, or a rise in the overall level of interest rates may cause a decline in the prices of fixed income securities held by the fund. The fund’s yield will vary; it is not fixed for a specific period like the yield on a bank certificate of deposit. This is a disadvantage when interest rates are falling because the fund would have to reinvest at lower interest rates. In recent years, the U.S. and many global markets have experienced historically low interest rates. Although interest rates have begun to rise and may continue doing so, interest rates may decline in response to ongoing global trade disputes, increasing the exposure of money market funds to the risks associated with declining interest rates. A sharp and unexpected rise in interest rates could increase the likelihood that the fund’s share price will drop below a dollar.

Liquidity risks The fund may not be able to sell a holding in a timely manner at its current carrying value. The fund may experience heavy redemptions, particularly during periods of declining or illiquid markets, which could cause the fund to liquidate its assets at inopportune times or at a depressed value and affect the fund’s ability to maintain a $1.00 share price.

SUMMARY	3

Stable net asset value risks The fund may not be able to maintain a stable $1.00 share price at all times. If a money market fund fails to maintain a stable net asset value, or if there is a perceived threat that a money market fund is likely to fail to maintain a stable net asset value, money market funds in general, including the fund, could experience significant redemption activity. This could reduce the market prices of securities held by the fund and make it more difficult for the fund to maintain a stable $1.00 share price. The fund’s shareholders should not rely on or expect the fund’s investment adviser or an affiliate to purchase distressed assets from the fund, enter into capital support agreements with the fund, make capital infusions into the fund, or take other actions to help the fund maintain a stable $1.00 share price.

Repurchase agreement risks A counterparty to a repurchase agreement may become insolvent or fail to repurchase securities from the fund as required, which could increase the fund’s costs or prevent the fund from immediately accessing its collateral.

Management

Investment Adviser T. Rowe Price Associates, Inc. (T. Rowe Price or Price Associates)

Portfolio Manager*	Title	Managed Fund Since	Joined Investment Adviser
Joseph K. Lynagh	Chairman of Investment Advisory Committee	2009	1990

* Effective March 1, 2020, Douglas D. Spratley will join Joseph K. Lynagh as one of the fund’s portfolio managers and become Cochairman of the fund’s Investment Advisory Committee. Mr. Spratley joined T. Rowe Price in 2008. Effective January 1, 2021, Mr. Lynagh will step down as a portfolio manager and Cochairman of the fund’s Investment Advisory Committee and Mr. Spratley will become the sole portfolio manager and Chairman of the fund’s Investment Advisory Committee.

Purchase and Sale of Fund Shares

The fund is not available for direct purchase by members of the public. All investments in the fund must be made by T. Rowe Price or one of its affiliated investment advisers on behalf of mutual funds or other institutional client accounts for which T. Rowe Price or its affiliate has discretionary investment authority.

There is no minimum amount required for initial or subsequent purchases. Shares of the fund may be purchased, redeemed, or exchanged on any day the New York Stock Exchange is open for business.

Tax Information

The fund declares dividends daily and pays them on the first business day of each month. Dividends paid by the fund from income earned on U.S. Treasury securities are exempt from state and local taxes in most states.

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ORGANIZATION AND MANAGEMENT

How is the fund organized?

T. Rowe Price Reserve Investment Funds, Inc. (the “Corporation”) was incorporated in Maryland in 1997. Currently, the Corporation consists of four series, each representing a separate pool of assets with different investment objectives. Each series is an “open-end management investment company,” or mutual fund.

What is meant by “shares”?

As with all mutual funds, investors purchase shares when they put money in the fund. These shares are part of the fund’s authorized capital stock, but share certificates are not issued.

Each share and fractional share entitles the shareholder to:

• Receive a proportional interest in income and capital gain distributions. For funds with multiple share classes, the income dividends for each share class will generally differ from those of other share classes to the extent that the expense ratios of the classes differ.

• Cast one vote per share on certain fund matters, including the election of the fund’s directors, changes in fundamental policies, or approval of material changes to the fund’s investment management agreement. Shareholders of each class have exclusive voting rights on matters affecting only that class.

Does the fund have annual shareholder meetings?

The mutual funds that are sponsored and managed by T. Rowe Price (the “T. Rowe Price Funds”) are not required to hold regularly scheduled shareholder meetings. To avoid unnecessary costs to the funds’ shareholders, shareholder meetings are only held when certain matters, such as changes in fundamental policies or elections of directors, must be decided. In addition, shareholders representing at least 10% of all eligible votes may call a special meeting for the purpose of voting on the removal of any fund director. If a meeting is held and you cannot attend, you can vote by proxy. Before the meeting, the funds will send or make available to you proxy materials that explain the matters to be decided and include instructions on voting by mail, telephone, or the Internet.

Who runs the fund?

General Oversight

The fund is governed by a Board of Directors (the “Board”) that meets regularly to review the fund’s investments, performance, expenses, and other business affairs. The Board elects the fund’s officers. At least 75% of Board members are independent of T. Rowe Price and its affiliates (the “Firm”).

MORE ABOUT THE FUND	5

Investment Adviser

T. Rowe Price is the fund’s investment adviser and oversees the selection of the fund’s investments and management of the fund’s portfolio pursuant to an investment management agreement between the investment adviser and the fund. T. Rowe Price is an SEC-registered investment adviser that provides investment management services to individual and institutional investors, and sponsors and serves as adviser and subadviser to registered investment companies, institutional separate accounts, and common trust funds. The address for T. Rowe Price is 100 East Pratt Street, Baltimore, Maryland 21202. As of June 30, 2019, the Firm had approximately $1.13 trillion in assets under management and provided investment management services for more than 7 million individual and institutional investor accounts.

Portfolio Management

T. Rowe Price has established an Investment Advisory Committee with respect to the fund. The committee chairmen have day-to-day responsibility for managing the fund’s portfolio and works with the committee in developing and executing the fund’s investment program. The members of the committee are as follows: Joseph K. Lynagh and Douglas D. Spratley, Cochairmen, Colin T. Bando, M. Helena Condez, Stephanie A. Gentile, Alan D. Levenson, Cheryl A. Mickel, Chen Shao, and Jeanny Silva. The following information provides the year that the chairman (portfolio manager) first joined the Firm and the chairman’s specific business experience during the past five years (although the chairman may have had portfolio management responsibilities for a longer period). Mr. Lynagh has been chairman of the committee since 2009. He joined the Firm in 1990 and his investment experience dates from 1994. He has been a portfolio manager with the Firm throughout the past five years. Effective March 1, 2020, Douglas D. Spratley will join Joseph K. Lynagh as Cochairman of the fund’s Investment Advisory Committee. Mr. Spratley joined the Firm in 2008 and his investment experience dates from 1996. During the past five years, he has served as the head of U.S. Fixed Income Trading Money Markets and as a money market trader at the Firm. Effective January 1, 2021, Mr. Lynagh will step down as a portfolio manager and Cochairman of the fund’s Investment Advisory Committee and Mr. Spratley will become the sole portfolio manager and Chairman of the fund’s Investment Advisory Committee. The Statement of Additional Information provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and the portfolio managers’ ownership of the fund’s shares.

The Management Fee

The fund does not pay an investment management fee. A discussion about the factors considered by the Board and its conclusions in approving the fund’s investment management contract with T. Rowe Price appear in the fund’s annual report to shareholders for the period ended May 31.

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MORE INFORMATION ABOUT THE FUND’S PRINCIPAL INVESTMENT STRATEGIES AND ITS PRINCIPAL RISKS

For a money market fund, a security may need to be sold if its maturity or credit quality is not acceptable under Rule 2a-7.

Rule 2a-7 requires money market funds to purchase securities that have a remaining maturity of no more than 397 calendar days (unless otherwise permitted under Rule 2a-7) and that have been determined by a money market fund’s Board (or the fund’s investment adviser, if the Board delegates such power to the adviser) to present minimal credit risks to the fund. T. Rowe Price will consider certain factors when determining whether a security presents minimal credit risks to the fund, including the capacity of each security’s issuer or guarantor to meet its financial obligations. The adviser generally relies on its own credit ratings when selecting investments for the fund.

The fund’s weighted average maturity will not exceed 60 calendar days, the fund’s weighted average life will not exceed 120 calendar days, and the fund will not purchase any security with a remaining maturity longer than what is permitted under Rule 2a-7. The fund’s yield will fluctuate in response to changes in interest rates, but the fund is managed to maintain a stable share price of $1.00.

The principal risks associated with the fund’s principal investment strategies include the following:

Interest rate risks A decline in interest rates may lower the fund’s yield, or a rise in the overall level of interest rates may cause a decline in the prices of fixed income securities held by the fund. The fund’s yield will vary; it is not fixed for a specific period like the yield on a bank certificate of deposit. However, the extremely short maturity of securities held in money market portfolios—a means of achieving an overall fund objective of principal safety—reduces the likelihood of price fluctuation from changes in interest rates.

Credit risks An issuer or counterparty of an instrument held by the fund may default (fail to make scheduled interest or principal payments), potentially reducing the fund’s income and share price. Credit risk is increased when portfolio holdings are downgraded or the perceived financial condition of an issuer or counterparty deteriorates.

The fund is subject to the risk that T. Rowe Price’s credit risk determinations may be incorrect. In addition, the credit quality of a money market fund’s portfolio securities can change rapidly in certain market conditions, which could result in significant net asset value deterioration and the inability to maintain a net asset value of $1.00 per share. Shareholders may bear the risk if the fund is unable to maintain a net asset value of $1.00 per share.

Repurchase agreement risks The counterparty to a repurchase agreement may be unable to repurchase the securities from the fund as required, causing the fund to experience delays in accessing its collateral or additional costs in disposing of the collateral. If a counterparty becomes insolvent and seeks relief under the bankruptcy laws, the fund may be limited or

MORE ABOUT THE FUND	7

delayed in its ability to exercise its rights to liquidate assets or may be required to accept collateral related to a repurchase agreement that will need to be liquidated in order to maintain compliance with the fund’s investment restrictions.

Liquidity risks The fund may not be able to meet requests to redeem shares issued by the fund without significant dilution of the remaining shareholders’ interests in the fund. In addition, the fund may not be able to sell a holding in a timely manner at a desired price. Sectors of the bond market can experience sudden downturns in trading activity. During periods of reduced market liquidity, the spread between the price at which a security can be bought and the price at which it can be sold can widen, and the fund may not be able to sell a holding readily at a price that reflects what the fund believes it should be worth. Securities with lower overall liquidity can also become more difficult to value.

Stable net asset value risks The fund may not be able to maintain a stable $1.00 share price at all times. The fund’s shareholders should not rely on or expect the fund’s investment adviser or an affiliate to purchase distressed assets from the fund, enter into capital support agreements with the fund, make capital infusions into the fund, or take other actions to help the fund maintain a stable $1.00 share price.

Efforts to reduce risks Consistent with the fund’s objective, the portfolio manager uses various tools to try to reduce risks and increase total return, including:

• Attempting to reduce the impact of a single holding on the fund’s net asset value.

• Thorough credit research performed by T. Rowe Price analysts.

• Maturity adjustments to reflect the portfolio manager’s interest rate outlook.

In addition to the principal investment strategies and principal risks previously described, the fund may employ other investment strategies and may be subject to other risks, which include the following:

Additional strategies and risks As a money market fund, the fund typically focuses its investments on high-quality, short-term securities. However, the fund may purchase any security that meets the requirements of Rule 2a-7, such as a longer-term security with features that shorten the security’s effective maturity. Such holdings are subject to the risk that they will not be considered eligible investments under Rule 2a-7, resulting in the fund selling the holding at a loss.

Cybersecurity risks The fund may be subject to operational and information security risks resulting from breaches in cybersecurity. Cybersecurity breaches may involve unauthorized access to the digital information systems (e.g., through “hacking” or malicious software coding) of the fund or its third-party service providers, but may also result from outside attacks such as denial-of-service attacks. These breaches may, among other things, result in financial losses to the fund and its shareholders, cause the fund to lose proprietary information, disrupt business operations, or result in the unauthorized release of confidential information. Further, cybersecurity breaches involving third-party service providers, trading counterparties, or issuers in which the fund invests could subject the fund to many of the same risks associated with direct breaches.

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The Statement of Additional Information contains more detailed information about the fund and its investments, operations, and expenses.

INVESTMENT POLICIES AND PRACTICES

This section provides a more detailed description of the various types of portfolio holdings and investment practices that may be used by the fund to execute its overall investment program. Some of these holdings and investment practices are considered to be principal investment strategies of the fund and have already been described earlier in this prospectus. Any of the following holdings and investment practices that were not already described in Section 1 of this prospectus are not considered part of the fund’s principal investment strategies, but they may be used by the fund to help achieve its investment objective. The fund’s investments may be subject to further restrictions and risks described in the Statement of Additional Information.

Shareholder approval is required to substantively change the fund’s investment objective. Shareholder approval is also required to change certain investment restrictions noted in the following section as “fundamental policies.” Portfolio managers also follow certain “operating policies” that can be changed without shareholder approval. Shareholders will receive at least 60 days’ prior notice of a change in the fund’s policy requiring the fund to invest at least 80% of its net assets in government securities and repurchase agreements thereon.

Certain investment restrictions, such as a required minimum or maximum investment in a particular type of security, are measured at the time the fund purchases a security. The status, market value, maturity, duration, credit quality, or other characteristics of the fund’s securities may change after they are purchased, and this may cause the amount of the fund’s assets invested in such securities to exceed the stated maximum restriction or fall below the stated minimum restriction. For some of these changes, it would not be considered a violation of the investment restriction and will not require the sale of an investment if it was proper at the time the investment was made (this exception does not apply to the fund’s borrowing or liquidity policy). However, certain changes will require holdings to be sold or purchased by the fund during the time it is above or below the stated percentage restriction in order for the fund to be in compliance with applicable restrictions. Except as may be required by Rule 2a-7 under the Investment Company Act of 1940, a later change in circumstances will not require the sale of an investment if it was proper at the time it was made.

Changes in the fund’s holdings, the fund’s performance, and the contribution of various investments to the fund’s performance are discussed in the shareholder reports.

Portfolio managers have considerable discretion in choosing investment strategies and selecting securities they believe will help achieve the fund’s objective.

Types of Portfolio Securities

In seeking to meet its investment objective, the fund may invest in any type of security or instrument whose investment characteristics are consistent with its investment program. The

MORE ABOUT THE FUND	9

following pages describe various types of the fund’s holdings and investment management practices, some of which are also described as part of the fund’s principal investment strategies.

Operating policy Except as permitted by Rule 2a-7, the fund will not purchase any security (other than U.S. government securities or repurchase agreements collateralized by cash or U.S. government securities) if it would cause the fund to have more than 5% of its total assets in the securities of any single issuer, including affiliates of the issuer (other than for certain temporary, limited purposes). In addition, the fund will not purchase any security subject to a guarantee (or a demand feature) if it would cause the fund to have more than 10% of its total assets in securities subject to a guarantee (or a demand feature) provided by any one guarantor.

Operating policy The fund may not invest in, or purchase shares of, any registered open-end investment companies or registered unit investment trusts.

Money Market Securities

Money market securities are short-term obligations issued by companies or governmental entities. Money market securities may be interest-bearing or discounted to reflect the rate of interest paid. In the case of interest-bearing securities, the issuer has a contractual obligation to pay coupon interest at a stated rate on specific dates and to repay the face value on a specified date. In the case of a discount security, no coupon interest is paid, but the security’s price is discounted so that the interest is accrued until the security matures at face value. In either case, an issuer may have the right to redeem or “call” the security before maturity, and the investor may have to reinvest the proceeds at lower market rates.

Except for adjustable rate instruments, a money market security’s interest rate, as reflected in the coupon rate or discount, is usually fixed for the life of the security. Its current yield (coupon or discount as a percent of current price) will fluctuate to reflect changes in interest rate levels. A money market security’s price usually rises when interest rates fall, and vice versa.

Money market securities may be unsecured (backed by the issuer’s general creditworthiness only) or secured (also backed by specified collateral).

Certain money market securities have interest rates that are adjusted periodically. These interest rate adjustments tend to minimize fluctuations in the securities’ principal values. When calculating its weighted average maturity, the fund may use the interest rate resets to shorten the maturity of these securities in accordance with Rule 2a-7. The fund may not use these interest rate resets to shorten the maturity of these securities when calculating its weighted average life.

Under normal conditions, the fund invests at least 80% of its net assets in government securities and repurchase agreements that are collateralized by government securities. The fund qualifies as a “government money market fund” pursuant to Rule 2a-7. “Government money market funds” are required to invest at least 99.5% of their total assets in cash, U.S. government securities, and/or repurchase agreements that are fully collateralized by government securities or cash. Government securities include any security issued or guaranteed as to principal or

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interest by the United States and its agencies or instrumentalities. The fund may invest a de minimis amount (i.e., up to 0.5% of its net assets) in non-government money market securities.

The main types of money market securities in which the fund can invest include:

Agency Notes Debt obligations of agencies sponsored by the U.S. government that are not backed by its full faith and credit. Agency notes are supported only by the credit of the instrumentality, which may or may not include the right of the issuer to borrow from the U.S. Treasury.

U.S. Treasury Securities The fund may purchase securities issued by the U.S. Treasury, which are debt obligations of the U.S. government. Such securities are backed by the full faith and credit of the U.S. government. U.S. Treasury securities may include Treasury inflation protected securities, which unlike conventional Treasury securities, are structured to provide some protection against rising inflation. U.S. Treasury securities may also include floating rate U.S. Treasury notes and Treasury STRIPS, which are zero-coupon securities created by separating the principal and interest payments on U.S. Treasury securities. The fund may also purchase Treasury bills, which are sold at a discount and mature at par, while notes and bonds are issued as coupon-bearing instruments that pay interest every six months and mature at par. Bills mature in six months or less. All are backed by the full faith and credit of the U.S. government.

Other Securities Backed by the Full Faith and Credit of the U.S. Government The fund may purchase securities of U.S. government agencies and instrumentalities that are backed by the full faith and credit of the U.S. government, such as securities of the Government National Mortgage Association, the Federal Housing Administration, the General Services Administration, the Maritime Administration, and the Small Business Administration. These may also include securities issued by nongovernmental entities as long as they are guaranteed by a government agency or instrumentality, and any other securities that are backed by the full faith and credit of the U.S. government as they become available.

The fund may also invest in other government securities that are not backed by the full faith and credit of the U.S. government, including securities issued by government agencies.

Repurchase Agreements Repurchase agreements are contracts, usually involving U.S. government securities, that require one party to repurchase securities at a fixed price on a designated date. The fund will only enter into repurchase agreements that are fully collateralized and involve securities of the type (excluding any maturity limitations) in which it could otherwise invest, to the extent permitted by Rule 2a-7 under the Investment Company Act of 1940. In addition, the fund will only enter into repurchase agreements with counterparties that are approved by T. Rowe Price.

Asset-Backed Securities

An underlying pool of assets, such as credit card or automobile trade receivables or corporate loans or bonds, backs these bonds and provides the interest and principal payments to investors. On occasion, the pool of assets may also include a swap obligation, which is used to

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change the cash flows on the underlying assets. As an example, a swap may be used to allow floating rate assets to back a fixed rate obligation. Credit quality depends primarily on the quality of the underlying assets, the level of any credit support provided by the structure or by a third-party insurance wrap or a line of credit, and the credit quality of the swap counterparty, if any. The underlying assets (i.e., loans) are sometimes subject to prepayments, which can shorten the security’s effective maturity and may lower its return. The value of these securities also may change because of actual or perceived changes in the creditworthiness of the individual borrowers, the originator, the servicing agent, the financial institution providing the credit support, or the swap counterparty. There is no limit on the fund’s investments in asset-backed securities.

Illiquid Securities and Maintaining Liquid Investments

Some of the fund’s holdings may be considered illiquid because they cannot be sold in the ordinary course of business within seven days at approximately the prices at which they are valued. The sale of illiquid securities may involve substantial delays and additional costs, and the fund may only be able to sell such securities at prices substantially lower than what it believes they are worth.

Operating policy The fund may not acquire an illiquid security if, immediately after the acquisition, the fund would have invested more than 5% of its total assets in illiquid securities.

The fund must generally hold a significant percentage of its assets in securities that are liquid; that is, securities that may be readily sold in the market or will mature within a short period of time.

Operating policy The fund may not acquire any security, other than a “daily liquid asset” (which includes cash, direct obligations of the U.S. government, and certain other securities or amounts receivable that may be sold, are due unconditionally, or mature within one business day), unless the fund holds at least 10% of its total assets in daily liquid assets. The fund may not acquire any security, other than a “weekly liquid asset” (which includes cash, direct obligations of the U.S. government, certain government agency securities, and certain other securities or amounts receivable that may be sold, are due unconditionally, or mature within five business days), unless the fund holds at least 30% of its total assets in weekly liquid assets.

Types of Investment Management Practices

Borrowing Money and Transferring Assets

The fund may borrow from banks, other persons, and other T. Rowe Price Funds for temporary or emergency purposes, to facilitate redemption requests, or for other purposes consistent with the fund’s policies as set forth in this prospectus and the Statement of Additional Information. Such borrowings may be collateralized with the fund’s assets, subject to certain restrictions.

Fundamental policy Borrowings may not exceed 33 1/3% of the fund’s total assets. This limitation includes any borrowings for temporary or emergency purposes, applies at the time of the transaction, and continues to the extent required by the Investment Company Act of 1940.

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Operating policy The fund will not transfer portfolio securities as collateral except as necessary in connection with permissible borrowings or investments, and then such transfers may not exceed 33 1/3% of its total assets. The fund will not purchase additional securities when its borrowings exceed 5% of its total assets.

Meeting Redemption Requests

We expect that the fund will hold cash or cash equivalents to meet redemption requests. The fund may also use the proceeds from the sale of portfolio securities to meet redemption requests if consistent with the management of the fund. These redemption methods will be used regularly and may also be used in deteriorating or stressed market conditions. The fund reserves the right to pay redemption proceeds with securities from the fund’s portfolio rather than in cash (redemptions in-kind), as described under “Large Redemptions.” Redemptions in-kind are typically used to meet redemption requests that represent a large percentage of the fund’s net assets in order to minimize the effect of large redemptions on the fund and its remaining shareholders. In general, any redemptions in-kind will represent a pro-rata distribution of the fund’s securities, subject to certain limited exceptions. Redemptions in-kind may be used regularly in circumstances as described above and may also be used in stressed market conditions.

During periods of deteriorating or stressed market conditions, when an increased portion of the fund’s portfolio may be composed of holdings with reduced liquidity or lengthy settlement periods, or during extraordinary or emergency circumstances, the fund may be more likely to pay redemption proceeds with cash obtained through interfund lending, or short-term borrowing arrangements (if available), or by redeeming a large redemption request in-kind.

Reserve Position

For temporary, defensive purposes, there is no limit on the fund’s holdings in cash.

DISCLOSURE OF FUND PORTFOLIO INFORMATION

Each fund’s full portfolio holdings as of its fiscal year-end is disclosed in its annual shareholder report and its full portfolio holdings as of its fiscal mid-point are disclosed in its semiannual shareholder report. The annual and semiannual shareholder reports are filed with the SEC and sent to the funds’ shareholders within 60 days of the period covered. The shareholder reports are publicly available immediately upon filing with the SEC. Beginning with the reporting periods on or after March 1, 2019, the T. Rowe Price Funds also disclose their full portfolio holdings as of their first and third fiscal quarter-ends on Form N-PORT, along with other fund information. Form N-PORT is filed with the SEC monthly, and the fund’s full portfolio holdings as of its first and third fiscal quarter-ends (as of the third month of the fund’s fiscal quarter for reporting periods on or after September 30, 2019) are made publicly available 60 days after the end of each quarter. Prior to March 1, 2019, the T. Rowe Price Funds disclosed their full portfolio holdings for their first and third fiscal quarter-ends on Form N-Q, which was filed with the SEC within 60 days of the period covered and publicly available

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immediately upon filing with the SEC. Neither Form N-PORT nor Form N-Q are sent to the funds’ shareholders. Under certain conditions, the shareholder reports, Form N-PORT, and Form N-Q may include up to 5% of a fund’s holdings under the caption “Miscellaneous Securities” without identifying the specific security or issuer. Generally, a holding would not be individually identified if it is determined that its disclosure could be harmful to the fund or its shareholders. A holding will not be excluded for these purposes from a fund’s SEC filings for more than one year. The money market funds also file detailed month-end portfolio holdings information on Form N-MFP with the SEC each month. Form N-MFP, as well as the shareholder reports and Form N-Q, are publicly available immediately upon filing with the SEC. The funds’ portfolio holdings are not currently made available on any T. Rowe Price website. A description of T. Rowe Price’s policies and procedures with respect to the disclosure of portfolio information is available in the Statement of Additional Information.

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This section of the prospectus describes the policies that apply to the T. Rowe Price Treasury Reserve Fund and the T. Rowe Price Government Reserve Fund (together, the “T. Rowe Price Reserve Funds”), which are money market funds that are not available for direct purchase by members of the public. Policies for other T. Rowe Price Funds are described in their respective prospectuses, and all available funds and share classes are described more fully in the Statement of Additional Information.

PRICING SHARES AND TRANSACTIONS

How and When Shares Are Priced

As government money market funds, each of the T. Rowe Price Reserve Funds seeks to maintain a stable net asset value of $1.00. To value its securities, each fund uses the amortized cost method to account for any premiums or discounts above or below the face value of the fund’s holdings and round the per share net asset value to the nearest whole cent. Amortized cost method of valuation allows the fund to maintain a $1.00 net asset value, but it may also result in periods during which the stated value of a security held by a fund differs from the market-based price the fund would receive if it sold that holding.

Each fund’s current market-based net asset value per share (as of the end of the preceding business day) for each business day in the preceding six months is available at troweprice.com. This market-based net asset value data is for informational purposes only.

If an event occurs that affects the value of a security after the close of the market, such as a default of a commercial paper issuer or a significant move in short-term interest rates, each fund, in its discretion and consistent with applicable regulatory guidance, may determine to make an adjustment depending on the nature and significance of the event.

The funds use various pricing services to provide closing market prices, as well as information used for adjusting those prices.

Net asset values are not calculated for the funds on days when the New York Stock Exchange (“NYSE”) is scheduled to be closed for trading (for example, weekends and certain U.S. national holidays). If the NYSE is unexpectedly closed due to weather or other extenuating circumstances on a day it would typically be open for business, or if the NYSE has an unscheduled early closing on a day it has opened for business, the funds reserve the right to treat such day as a business day and accept purchase and redemption orders and calculate their share price as of the normally scheduled close of regular trading on the NYSE for that day.

How the Trade Date Is Determined

If a request is received by T. Rowe Price in correct form by the close of the NYSE, which is normally 4 p.m. ET, the transaction will be priced at that business day’s net asset value. If the

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request is received by T. Rowe Price after the close of the NYSE, your transaction will be priced at the next business day’s net asset value.

Note: The time at which transactions and shares are priced and the time until which orders are accepted by the funds or a financial intermediary may be changed in case of an emergency or if the NYSE closes at a time other than 4 p.m. ET. The funds reserve the right to not treat an unscheduled intraday disruption or closure in NYSE trading as a closure of the NYSE and still accept transactions and calculate its net asset value as of 4 p.m. ET. Should this occur, your order must still be placed and received in correct form by T. Rowe Price (or by the financial intermediary in accordance with its agreement with T. Rowe Price) prior to the time the NYSE closes to be priced at that business day’s net asset value.

Receiving Redemption Proceeds

If your request is received in correct form by T. Rowe Price on a business day prior to the close of the NYSE, proceeds are typically sent by bank wire on either that same day or the next business day.

GENERAL POLICIES RELATING TO TRANSACTIONS

The following policies and requirements apply generally to accounts in the T. Rowe Price Reserve Funds.

The funds generally do not accept orders that request a particular day or price for a transaction or any other special conditions. However, the funds reserve the right to accept orders that are unaccompanied by payment. Payment for these shares must be received by the time designated by the funds.

U.S. Dollars All purchases must be paid for in U.S. dollars.

Nonpayment The fund and its agents have the right to reject or cancel any purchase, exchange, or redemption due to nonpayment.

Large Redemptions

Large redemptions can adversely affect a portfolio manager’s ability to implement a fund’s investment strategy by causing the premature sale of securities that would otherwise be held longer. Therefore, each fund reserves the right (without prior notice) to pay all or part of redemption proceeds with securities from the fund’s portfolio rather than in cash (redemption in-kind). If this occurs, the securities will be selected by the fund in its absolute discretion, and the redeeming shareholder or account will be responsible for disposing of the securities and bearing any associated costs and risks (for example, market risks until the securities are disposed of).

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Delays in Sending Redemption Proceeds

The funds typically expect that they will take one to two days following the receipt of a redemption request that is in correct form to send redemption proceeds. Under certain circumstances and when deemed to be in a fund’s best interest, proceeds may not be sent for up to seven calendar days after receipt of a valid redemption order. Under certain limited circumstances, the Board of the T. Rowe Price Reserve Funds may elect to suspend redemptions in order to facilitate an orderly liquidation of the fund.

Fund Operations and Shareholder Services

T. Rowe Price and The Bank of New York Mellon, subject to the oversight of T. Rowe Price, each provide certain accounting services to the T. Rowe Price Funds. T. Rowe Price Services, Inc., acts as the transfer and dividend disbursing agent and provides shareholder and administrative services to the funds. These companies receive compensation from the funds for their services.

INFORMATION ON DISTRIBUTIONS AND TAXES

Each fund intends to qualify to be treated each year as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. In order to qualify, a fund must satisfy certain income, diversification, and distribution requirements. A regulated investment company is not subject to U.S. federal income tax at the portfolio level on income and gains from investments that are distributed to shareholders. However, if a fund were to fail to qualify as a regulated investment company and was ineligible to or otherwise did not cure such failure, the result would be fund-level taxation and, consequently, a reduction in income available for distribution to the fund’s shareholders.

To the extent possible, all net investment income and realized capital gains are distributed to shareholders.

Dividends and Other Distributions

Dividend and capital gain distributions are reinvested in additional fund shares unless another option is selected.

Dividends for the funds are declared daily and accrued dividends for the month are typically paid on the first business day of the next month. Purchases sent by wire where T. Rowe Price receives the wire, or is able to verify that the wire was initiated, prior to 3 p.m. ET or the close of the NYSE, whichever is earlier, begin to earn dividends that day. Other shares normally begin to earn dividends on the business day after payment is received by T. Rowe Price.

Shares of the T. Rowe Price Reserve Funds will earn dividends through the date of redemption. Shares redeemed on a Friday or prior to a holiday (other than wire redemptions received by T. Rowe Price prior to 3 p.m. ET or the close of the NYSE, whichever is earlier) will continue to earn dividends until the next business day. When you redeem only a portion of your shares, all

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dividends accrued on those shares will be reinvested, or paid in cash, on the next dividend payment date. The funds do not pay dividends in fractional cents. Any dividend amount earned for a particular day that is one-half of one cent or greater (for example, $0.016) will be rounded up to the next whole cent ($0.02), and any amount that is less than one-half of one cent (for example, $0.014) will be rounded down to the nearest whole cent ($0.01). Please note that, if the dividend payable on the shares you own is less than one-half of one cent for a particular day, no dividend will be earned for that day.

Capital Gain Payments

A capital gain or loss is the difference between the purchase and sale price of a security. If a fund has net capital gains for the year (after subtracting any capital losses), they are usually declared and paid in December to shareholders of record on a specified date that month. If a second distribution is necessary, it is generally paid the following year. A fund may have to make additional capital gain distributions, if necessary, to comply with the applicable tax law.

Tax Information

In most cases, you will be provided information for your tax filing needs no later than mid-February.

If you invest in the fund through a tax-deferred account, such as an IRA or employer sponsored retirement plan, you will not be subject to tax on dividends and distributions from the fund or the sale of fund shares if those amounts remain in the tax-deferred account. You may receive a Form 1099-R or other Internal Revenue Service forms, as applicable, if any portion of the account is distributed to you.

If you invest in the fund through a taxable account, you generally will be subject to tax when:

• You sell fund shares, including an exchange from one fund to another.

• The fund makes dividend or capital gain distributions.

Taxes on Fund Redemptions

When you sell shares in any fund, you may realize a gain or loss. An exchange from one fund to another in a taxable account is also a sale for tax purposes.

All or a portion of the loss realized from a sale or exchange of your fund shares may be disallowed under the “wash sale” rule if you purchase substantially identical shares within a 61-day period beginning 30 days before and ending 30 days after the date on which the shares are sold or exchanged. Shares of the same fund you acquire through dividend reinvestment are shares purchased for the purpose of the wash sale rule and may trigger a disallowance of the loss for shares sold or exchanged within the 61-day period of the dividend reinvestment. Any loss disallowed under the wash sale rule is added to the cost basis of the purchased shares.

Taxes on Fund Distributions

The tax status of any income dividends, dividends exempt from federal income taxes, and capital gain distributions will be made available generally no later than mid-February. Taxable distributions are generally taxable to you in the year in which they are paid. A dividend declared in October, November, or December and paid in the following January is generally

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treated as taxable to you as if you received the distribution in December. Your bond or money market fund dividends for each calendar year will include dividends accrued up to the first business day of the next calendar year. Ordinary dividends and capital gain dividends may also be subject to state and local taxes.

Taxable distributions are subject to tax whether reinvested in additional shares or received in cash.

The tax treatment of a capital gain distribution is determined by how long the fund held the portfolio securities, not how long you held the shares in the fund. Short-term (one year or less) capital gain distributions are taxable at the same rate as ordinary income, and gains on securities held more than one year are taxed at the lower rates applicable to long-term capital gains. If you realized a loss on the sale or exchange of fund shares that you held six months or less, your short-term capital loss must be reclassified as a long-term capital loss to the extent of any long-term capital gain distributions received during the period you held the shares. It is anticipated that substantially all of the distributions by the fund will consist primarily of dividends and not capital gain distributions.

A fund’s distributions that have exceeded the fund’s earnings and profits for the relevant tax year may be treated as a return of capital to its shareholders. A return of capital distribution is generally nontaxable but reduces the shareholder’s cost basis in the fund, and any return of capital in excess of the cost basis will result in a capital gain.

The tax status of certain distributions may be recharacterized at year-end. Distributions made by a fund may later be recharacterized for federal income tax purposes—for example, from taxable ordinary income dividends to returns of capital.

If the fund qualifies and elects to pass through nonrefundable foreign income taxes paid to foreign governments during the year, your portion of such taxes will be reported to you as taxable income. However, you may be able to claim an offsetting credit or deduction on your tax return for those amounts. There can be no assurance that a fund will meet the requirements to pass through foreign income taxes paid.

Tax Consequences of Hedging

Entering into certain transactions involving options, futures, swaps, and forward currency exchange contracts may result in the application of the mark-to-market and straddle provisions of the Internal Revenue Code. These provisions could result in a fund being required to distribute gains on such transactions even though it did not close the contracts during the year or receive cash to pay such distributions. The fund may not be able to reduce its distributions for losses on such transactions to the extent of unrealized gains in offsetting positions.

Tax Effect of Buying Shares Before an Income Dividend or Capital Gain Distribution

If you buy shares shortly before or on the “record date”—the date that establishes you as the person to receive the upcoming distribution—you may receive a portion of the money you just invested in the form of a taxable distribution. Therefore, you may wish to find out a fund’s

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record date before investing. In addition, a fund’s share price may, at any time, reflect undistributed capital gains or income and unrealized appreciation, which may result in future taxable distributions. Such distributions can occur even in a year when the fund has a negative return.

RIGHTS RESERVED BY THE FUNDS

T. Rowe Price Funds and their agents, in their sole discretion, reserve the following rights: (1) to waive or lower investment minimums; (2) to accept initial purchases by telephone; (3) to refuse any purchase or exchange order; (4) to cancel or rescind any purchase or exchange order placed through an intermediary no later than the business day after the order is received by the intermediary (including, but not limited to, orders deemed to result in excessive trading, market timing, or 5% ownership); (5) to cease offering fund shares at any time to all or certain groups of investors; (6) to freeze any account and suspend account services when notice has been received of a dispute regarding the ownership of the account, or a legal claim against an account, upon initial notification to T. Rowe Price of a shareholder’s death until T. Rowe Price receives required documentation in correct form, or if there is reason to believe a fraudulent transaction may occur; (7) to otherwise modify the conditions of purchase and modify or terminate any services at any time; (8) to waive any wire, small account, maintenance, or fiduciary fees charged to a group of shareholders; (9) to act on instructions reasonably believed to be genuine; (10) to involuntarily redeem an account at the net asset value calculated the day the account is redeemed, in cases of threatening conduct, suspected fraudulent or illegal activity, or if the fund or its agent is unable, through its procedures, to verify the identity of the person(s) or entity opening an account; and (11) for money market funds, to suspend redemptions to facilitate an orderly liquidation of the fund.

In an effort to protect T. Rowe Price Funds from the possible adverse effects of a substantial redemption in a large account, as a matter of general policy, no shareholder or group of shareholders controlled by the same person or group of persons will knowingly be permitted to purchase in excess of 5% of the outstanding shares of a fund, except upon approval of the fund’s management.

The fund’s Statement of Additional Information, which contains a more detailed description of the fund’s operations, investment restrictions, policies and practices, has been filed with the SEC. The Statement of Additional Information is incorporated by reference into this prospectus, which means that it is legally part of this prospectus even if you do not request a copy. Further information about the fund’s investments, including a review of market conditions and the manager’s recent investment strategies and their impact on performance during the past fiscal year, is available in the annual and semiannual shareholder reports. Because the fund is not publicly available for purchase, these documents are not made available through troweprice.com.

Fund reports and other fund information are available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov. Copies of this information may be obtained, after paying a duplicating fee, by electronic request at publicinfo@sec.gov.

1940 Act File No. 811-08279	F26-040 2/25/20